                                   EXHIBIT 2

                     AGREEMENT AND PLAN OF REORGANIZATION

                                BY AND BETWEEN

                      MIAMI COMPUTER SUPPLY CORPORATION,
                      MCSC TEXAS ACQUISITION CORPORATION,
                                 BRITCO, INC,
                 GRETCHEN K. FERGUSON AND CHARLES L. FERGUSON

                     AGREEMENT AND PLAN OF REORGANIZATION





                                BY AND AMONG

                      MIAMI COMPUTER SUPPLY CORPORATION,

                      MCSC TEXAS ACQUISITION CORPORATION,

                                BRITCO, INC.,

                           GRETCHEN K. FERGUSON

                                    AND

                           CHARLES L. FERGUSON

                       DATED:   NOVEMBER 26, 1997

              AGREEMENT AND PLAN OF REORGANIZATION

                       TABLE OF CONTENTS

                                                                           Page
                                                                           ----

Article  1.0   Certain Definitions........................................  1
         1.1   Certain Definitions........................................  1

Article  2.0   The Merger.................................................  2
         2.1   The Merger.................................................  2
               (a) Organization of MTAC...................................  2
               (b) Merger of BRITCO and MTAC..............................  2
               (c) Effect.................................................  2
               (d) Articles of Incorporation..............................  2
               (e) Capital Stock..........................................  2
               (f) Directors and Officers.................................  2
         2.2   Effective Time; Closing....................................  2
         2.3   Treatment of Capital Stock.................................  3
         2.4   Stockholder Rights; Stock Transfers........................  8
         2.5   Dissenting Shares..........................................  8
         2.6   Fractional Shares..........................................  8
         2.7   Exchange Procedures........................................  8
               (a) The Exchange...........................................  8
               (b) Non-Surrendered Certificates...........................  9
               (c) No Dividends...........................................  9
               (d) No Obligation to Pay Cash or Issue New MCSC Shares.....  9
         2.8   Additional Actions.........................................  9

Article  3.0   Representations and Warranties of BRITCO and
               the Stockholders........................................... 10
         3.1   Capitalization; Status and Qualification................... 10
               (a) Capitalization......................................... 10
               (b) Status and Qualification............................... 10
         3.2   Authorization; Approval.................................... 10
         3.3   Financial Statements....................................... 11
         3.4   Undisclosed Liabilities.................................... 12
         3.5   Absence of Changes......................................... 12
         3.6   Title to Assets............................................ 12
               (a) Title.................................................. 12
               (b) Condemnation........................................... 13
         3.7   Real Property.............................................. 13
         3.8   Tangible Personal Property................................. 14
         3.9   Intellectual Property...................................... 14
         3.10  Litigation; Orders......................................... 15
         3.11  Compliance................................................. 15
               (a) Compliance (Non-Environmental)......................... 15
               (b) Compliance (Environmental)............................. 16
               (c) Definitions............................................ 17
         3.12  Status of Contracts........................................ 19
               (a) Status................................................. 19
               (b) Scale.................................................. 20

                                       i


               (c) Normality.............................................. 20
               (d) Affiliated Agreements.................................. 20
               (e) Power of Attorney...................................... 21
               (f) Pension Obligation..................................... 21
         3.13  Assets; Inventory.......................................... 21
         3.14  Customers and Vendors...................................... 21
         3.15  Taxes...................................................... 21
         3.16  Employees; Benefit Plans................................... 22
               (a) Employees.............................................. 22
               (b) Benefit Plans.......................................... 23
         3.17  Insurance.................................................. 24
         3.18  Subsidiaries; Competing Interests.......................... 24
         3.19  No Pending Transactions.................................... 24
         3.20  Broker's or Finder's Fees.................................. 25
         3.21  Representations Regarding the Common Stock................. 25
         3.22  Updating of Schedules...................................... 27
         3.23  Ownership of MCSC Common Stock............................. 27
         3.24  Transactions with Affiliates............................... 27
         3.25  Bank Accounts.............................................. 28
         3.26  Correct Information........................................ 28

Article  4.0   Representations and Warranties of MCSC..................... 28
         4.1   Structure; Status.......................................... 28
               (a) MCSC................................................... 28
               (b) MTAC................................................... 29
         4.2   Authority; No Conflict..................................... 29
         4.3   Broker's or Finder's Fees.................................. 30
         4.4   Litigation; Orders......................................... 30
         4.5   Authorized MCSC Common Stock............................... 30
         4.6   Accuracy and Completeness of Reports....................... 30

Article  5.0   Covenants.................................................. 30
         5.1   Covenants of BRITCO........................................ 30
         5.2   No Solicitation............................................ 33
         5.3   Stockholder Approval....................................... 33
         5.4   Access to Information; Confidentiality..................... 34
               (a) Access to Information.................................. 34
               (b) Confidentiality........................................ 34
         5.5   Consents; Efforts to Consummate............................ 35
         5.6   Public Announcements....................................... 35
         5.7   Indemnification............................................ 35
               (a) Indemnification by the Stockholders.................... 35
               (b) Indemnification by MCSC................................ 36
               (c) Limitations on Indemnification......................... 36
               (d) Notice................................................. 37
               (e) Defense................................................ 38
               (f) Nonexclusive Remedy.................................... 38
         5.8   Existence.................................................. 38
         5.9   Articles of Merger......................................... 38
         5.10  B.B.S.X., Inc.............................................. 38

                                      ii


Article  6.0   General Matters............................................ 38
         6.1   Survival of Representations and Warranties and Related
                Agreements................................................ 38
         6.2   Covenant Not to Disclose................................... 39
         6.3   Non-Interference Agreement................................. 39
         6.4   Use of BRITCO's Name....................................... 39
         6.5   Benefits Plans and Arrangements............................ 40
               (a) Plan Participation..................................... 40
               (b) Employment............................................. 40
               (c) Employment Agreements.................................. 40
         6.6   Failure to Fulfill Conditions.............................. 40
         6.7   Common Stock Restrictions.................................. 40

Article  7.0   Conditions to the Obligations of MCSC and MTAC
               to Consummate.............................................. 41
         7.1   Representations and Warranties............................. 41
         7.2   Performance................................................ 41
         7.3   Consents and Approvals..................................... 41
         7.4   Stockholder Approval....................................... 41
         7.5   Delivery of Documents...................................... 41
         7.6   No Litigation.............................................. 41
         7.7   No Material Adverse Change................................. 42

Article  8.0   Conditions to Obligations of BRITCO
               and the Stockholders to Consummate......................... 42
         8.1   Representations and Warranties............................. 42
         8.2   Performance................................................ 42
         8.3   Consents and Approvals..................................... 42
         8.4   Officers' Certificate...................................... 42
         8.5   Payment of Cash and the New MCSC Shares.................... 42
         8.6   Employment Agreements...................................... 42
         8.7   No Litigation.............................................. 42
         8.8   Delivery of Documents...................................... 43

Article  9.0   Termination................................................ 43
         9.1   Termination................................................ 43
         9.2   Procedure and Effect of Termination........................ 44
         9.3   Payment of Expenses and Termination........................ 44

Article  10.0  Miscellaneous.............................................. 44
         10.1  Further Assurances......................................... 44
         10.2  Notices.................................................... 44
         10.3  Governing Law.............................................. 46
         10.4  Severability............................................... 46
         10.5  Entire Agreement; Amendment................................ 46
         10.6  Assignment, etc............................................ 46
         10.7  Counterparts............................................... 47

Signatures     ...........................................................

Schedules:

     Schedule 3.2........ Third Party Consents
     Schedule 3.4........ Undisclosed Liabilities
     Schedule 3.5........ Material Changes
     Schedule 3.6........ Title to Assets
     Schedule 3.7........ Real Property
     Schedule 3.8A....... Significant Tangible Personal Property
     Schedule 3.8B....... Leased Personal Property
     Schedule 3.8C....... Restricted Personal Property
     Schedule 3.9........ Intellectual Property
     Schedule 3.10....... Litigation
     Schedule 3.11A...... Non-Compliance
     Schedule 3.11B...... Non-Compliance - Environmental
     Schedule 3.12....... Contracts
     Schedule 3.13....... Obsolete Inventory
     Schedule 3.14....... Customers and Vendors
     Schedule 3.15....... Taxes
     Schedule 3.16A...... Employees
     Schedule 3.16B...... Benefit Plans
     Schedule 3.17....... Insurance
     Schedule 3.23....... Ownership of MCSC Common Stock
     Schedule 3.25....... Bank Accounts
     Schedule 4.4........ Litigation
     Schedule 5.7........ Vendor Claims




                                      iv


Exhibits:

     Exhibit A........... Employment Agreement of Gretchen K. Ferguson
     Exhibit B........... Employment Agreement of Charles L. Ferguson
     Exhibit C........... Opinion of William E. York
     Exhibit D........... Opinion of Elias, Matz, Tiernan & Herrick L.L.P.
     Exhibit E........... Non-Competition and Non-Interference Agreement by
                          and among B.B.S.X., Inc., MCSC and MTAC
     Exhibit F........... Promissory Note

                  AGREEMENT AND PLAN OF REORGANIZATION


          THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is entered into as of November 26, 1997 by and among BRITCO, Inc., Houston, Texas, a Texas corporation ("BRITCO"), Gretchen K. Ferguson, the President and a stockholder of BRITCO ("Mrs. Ferguson"), Charles L. Ferguson, the Vice President and a stockholder of BRITCO ("Mr. Ferguson") (Mrs. and Mr. Ferguson are hereinafter collectively referred to as the "Stockholders"), Miami Computer Supply Corporation, Dayton, Ohio, an Ohio corporation ("MCSC") and MCSC Texas Acquisition Corporation, a Texas corporation in organization ("MTAC") to be wholly owned by MCSC as of the Closing Date (as defined in Section 2.2) hereof.

                             WITNESSETH:

          WHEREAS, BRITCO is in the business of selling computer-related supplies and accessories to end-users and to dealers (the "Business"). The principal office of BRITCO is located at 8179 Almeda Road, Houston, Texas 77054 (the "Premises");

          WHEREAS, the Boards of Directors of BRITCO and MCSC have determined that it is in the best interests of their respective companies and their shareholders to consummate the business combination transactions provided for herein, including the merger of BRITCO with and into MTAC (the "Merger"), subject to the terms and conditions set forth herein;

          WHEREAS, the parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated hereby; and

          WHEREAS, the parties acknowledge that the Stockholders also own a company known as "B.B.S.X., Inc." which is not a party to nor subject to the terms of this Agreement, other than as expressly provided for herein;

          NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

          ARTICLE 1.0  CERTAIN DEFINITIONS.

               1.1 CERTAIN DEFINITIONS. For purposes of this Agreement, certain terms are defined throughout the Agreement and shall have the meanings given therein.

          ARTICLE 2.0  THE MERGER.

               2.1  THE MERGER

                    (a) ORGANIZATION OF MTAC. Immediately prior to the Closing Date (as defined in Section 2.2 hereof), MCSC shall have organized, as a wholly owned subsidiary, MTAC as a Texas corporation pursuant to Section 3.02, ET SEQ. of the Texas Business Corporation Act (the "TBCA").

AGREEMENT AND PLAN OF REORGANIZATION
PAGE 2


                    (b) MERGER OF BRITCO AND MTAC. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 2.2 hereof), BRITCO shall be merged with and into MTAC in accordance with the provisions of Section 5.01 ET SEQ. of the TBCA. MTAC shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") of the Merger, and shall continue its corporate existence under the laws of the State of Texas as a wholly owned subsidiary of MCSC. The name of the Surviving Corporation shall be changed to "BRITCO, Inc." promptly following the Merger. Upon consummation of the Merger, the separate corporate existence of BRITCO shall terminate.

                    (c)  EFFECT.   From and after the Effective Time, the
Merger shall have the effects set forth in Section 5.06 of the TBCA.

                    (d)  ARTICLES OF INCORPORATION.    The Articles of
Incorporation and Bylaws of MTAC, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and Bylaws of the Surviving Corporation, respectively, until altered, amended or repealed in accordance with their terms and applicable law.

                    (e) CAPITAL STOCK. The authorized capital stock of the Surviving Corporation shall be as stated in the Articles of Incorporation of MTAC immediately prior to the Effective Time.

                    (f) DIRECTORS AND OFFICERS. Except as set forth herein, the directors and officers of MTAC immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, each of whom shall hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation.

               2.2 EFFECTIVE TIME; CLOSING. The Merger shall become effective upon the occurrence of the filing of Articles of Merger with the Secretary of State of the State of Texas pursuant to the TBCA, unless a later date and time is specified as the effective time in such Articles of Merger (the "Effective Time"). A closing of this Agreement (the "Closing") shall take place immediately prior to the Effective Time at 11:00 a.m., Houston, Texas Time, on or after the Business Day following the satisfaction or waiver, to the extent permitted hereunder, of the conditions to the consummation of the Merger specified in Articles 7 and 8 of this Agreement (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing) (the "Closing Date"), at the offices of William E. York, Esq., 2000 Smith, Houston, Texas 77002 or at such other place, at such other time, or on such other date (which date shall not be later than December 12, 1997) as the parties may mutually agree upon. At the Closing, there shall be delivered to MCSC, MTAC and BRITCO the opinions, certificates and other documents, as applicable, required to be delivered under Articles 7 and 8 hereof. Subject to the fulfillment or waiver at or prior to the Closing of the conditions to its obligations set forth in Articles 7 and 8, at the Closing each of MTAC and BRITCO shall execute and deliver Articles of Merger for filing with the Secretary of State of the State of Texas. For purposes of this Agreement, a "Business Day" shall be any day that banks in the State of Texas are open for business.

               2.3 TREATMENT OF CAPITAL STOCK. Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of any Stockholder:

AGREEMENT AND PLAN OF REORGANIZATION
PAGE 3


                    (a) each share of the common stock, no par value per share, of MTAC (the "MTAC Common Stock") issued and outstanding immediately prior to the Effective Time shall be unchanged and shall remain issued and outstanding and owned beneficially and of record by MCSC; and

                    (b) subject to Sections 2.5, 2.6 and 2.7 hereof, each share of the common stock, $1.00 par value per share of BRITCO (the "BRITCO Common Stock") issued and outstanding immediately prior to the Effective Time shall be exchanged for a non-interest bearing promissory note, which shall be substantially in the form of EXHIBIT F, attached hereto (the "Promissory Note"), in the amount of one million eight hundred thousand dollars ($1,800,000.00) and 183,333 (the "New MCSC Shares"), shares of common stock, no par value per share, of MCSC (the "MCSC Common Stock"), (the Promisory Note and the New MCSC Shares being collectively referred to herein as the "Purchase Price"). If the average per share closing price of the MCSC Common Stock, as quoted by the Nasdaq National Market System, for the period of twenty (20) trading days ending on the tenth (10th) day prior to the Closing Date (the "Average Closing Price") is less than $12.00 per share, MCSC will have the option to either: (A) consummate this Agreement and issue, in lieu of the New MCSC Shares, such number of shares of MCSC Common Stock as shall equal the quotient of $2,200,000.00 divided by the Average Closing Price, or (B) terminate this Agreement and pay to BRITCO the sum of fifty thousand dollars ($50,000.00) as liquidated damages. Upon the election of either option (A) or
(B), above, MCSC must provide written notice of such election to BRITCO. In the event MCSC elects to terminate this Agreement and pay the liquidated damages under option (B), above, BRITCO will have the option, exercisable within ten (10) days after receipt of notice of MCSC's election to terminate, by written notice to MCSC within such period, to require that MCSC consummate the Agreement and pay the Purchase Price. If MCSC elects option (B), this Agreement is terminated pursuant to such election and MCSC makes such payment, MCSC will have no further obligation or liability to BRITCO, the Stockholders or any of their associates, affiliates, successors, assigns, heirs or representatives in connection with this Agreement.

                    (c) The New MCSC Shares to be received by the Stockholders of BRITCO will be subject to restrictions on transferability and resale for a period of 270 days after the Closing Date.

                          (i)  MCSC shall file one registration statement (the
"Demand Registration") for all of the New MCSC Shares to be received by the Stockholders hereunder on or before the 271st day subsequent to the Closing Date (the "Registration Deadline"). Notwithstanding the foregoing, however, should MCSC file a registration statement prior to the Registration Deadline, whether for a sale of securities for its own account (except in situations relating to an employee benefit plan or an acquisition of another entity) or pursuant to a demand for registration by another party (a "Subsequent Registration Statement"), MCSC shall include, one time only, on a PARI PASSU basis with the other parties having shares registered, all of the New MCSC Shares (the "Piggyback Registration"). MCSC shall not be obligated to file a registration for the New MCSC Shares if counsel to MCSC renders an opinion to the effect that the registration is not required for the proposed transfer of the New MCSC Shares, or if the proposed transfer of New MCSC Shares is subject to an effective registration statement which is current under the Securities Act of 1933, as amended (the "Securities Act"). MCSC may delay the filing of the registration statement for the New MCSC Shares not more than 90 days if (A) MCSC has filed, or

AGREEMENT AND PLAN OF REORGANIZATION
PAGE 4


has taken substantial steps toward filing, a registration statement relating to the sale of any of MCSC's securities (the "MCSC Securities") in an underwritten offering and the managing underwriter is of the opinion that the filing of a registration statement with respect to the Demand or Piggyback Registration would adversely affect the offering by the MCSC of the MCSC Securities, or (B) the Board of Directors of MCSC determines in good faith, by resolution, that the filing of a registration statement, if not so deferred, would materially and adversely affect a then proposed or pending financial project, acquisition, merger or other corporate transaction. In the event that the Demand or Piggyback Registration is an underwritten offering, if the managing underwriter of such offering advises MCSC and the Stockholders in writing that in its reasonable opinion the aggregate amount of New MCSC Shares requested to be included in such offering is more than can be sold without materially and adversely affecting the success of such offering, MCSC will include in such registration first, the securities to be offered by MCSC (if any), and then only such aggregate amount of new MCSC Shares which in the reasonable opinion of such managing underwriter can be sold without such material adverse effect, and such securities shall be allocated among the Stockholders and any other persons or entities having registration rights pro rata based on the number of shares of MCSC Common Stock requested to be included in such registration by all such holders. If any Demand or Piggyback Registration is determined by MCSC, in its sole discretion, to be in the form of an underwritten offering, MCSC shall select the investment banker or manager in its sole discretion. If any Demand or Piggyback Registration is to be underwritten, the Stockholders, in a Demand Registration (and in a Piggyback Registration if the Stockholders elect to participate) shall be parties to the underwriting agreement between MCSC and such underwriters and MCSC and such underwriters may, at their option, require that the Stockholders make customary representations and warranties regarding their share ownership and the assets and operations of BRITCO prior to Closing for the benefit of such underwriters. No Stockholder may participate in any underwritten Demand or Piggyback Registration unless such Stockholder (A) agrees to sell its New MCSC Shares on the basis provided in any underwriting arrangement approved by MCSC, and (B) completes and executes all questionnaires, powers of attorney, indemnities, securities escrow agreements, underwriting agreements and other documents required under the terms of such underwriting, and furnishes to MCSC such information as the MCSC may reasonably request in writing for inclusion in the registration statement (and the prospectus included therein).

                         (ii)  Each Stockholder, whether or not such
Stockholder participates in an underwritten registration, agrees, if so required by the managing underwriter, not to effect any public sale or distribution of such New MCSC Shares or sales of such shares pursuant to Rule 144, during the seven (7) days prior to and the ninety (90) days after any firm commitment underwritten registration has become effective or, if the managing underwriter advises MCSC in writing that, in its opinion, no such public sale or distribution should be effected for a specified period longer than ninety
(90) days after such underwritten registration in order to complete the sale and distribution of securities included in such registration and MCSC gives notice to such shareholder of such advice, during a reasonably longer period after such underwritten registration but in no event longer than one hundred twenty (120) days, except as part of such underwritten registration.

                         (iii)  Prior to the filing of a Subsequent
Registration Statement, MCSC shall: (A) give to the Stockholders notice thereof as soon as practicable; and (B) include in Subsequent Registration Statement and in any underwriting involved therein, such New MCSC Shares as permitted herein upon receipt of a request by the Stockholders to do so within ten

AGREEMENT AND PLAN OF REORGANIZATION
PAGE 5


(10) Business Days after they receive notice of such proposed filing, provided that if at any time after giving such notice, MCSC shall determine for any reason or for no reason not to register or to delay registration of the securities to be included in the Subsequent Registration Statement, MCSC may, at its election, give written notice of such determination to the Stockholders and, thereupon, (X) in the case of a determination not to register, MCSC shall be relieved of its obligation to register any of the New MCSC Shares in connection with such Subsequent Registration Statement, and
(Y) in the case of a delay in registering, shall be permitted to delay registering all of the Stockholders' New MCSC Shares to be included in the Subsequent Registration Statement for the same period as the delay in the registering such other securities. Any delay or determination not to register pursuant to the immediately foregoing sentence shall not affect MCSC's obligation to file the Demand Registration as described in Section 2.3(c)(i), above.

                         (iv)  MCSC will pay all reasonable registration
expenses in connection with any Demand or Piggyback Registration, including without limitation, all registration and filing fees, fees with respect to filings required to be made with the National Association of Securities Dealers, fees and expenses of compliance with securities or blue sky laws, printing expenses, and fees and expenses of counsel for MCSC and of all independent public accountants of MCSC (including the expenses of any "comfort" letters or update thereof required by or incident to the foregoing) in connection with such registration, except that underwriting discounts and commissions, and transfer taxes, if any relating to the New MCSC Shares shall not be borne by MCSC.

                         (v)  MCSC shall immediately notify each Stockholder
and any managing underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of the Stockholders will promptly prepare and furnish to Stockholders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made. Each Stockholder agrees (A) that upon receipt of any notice from MCSC of the happening of any event of the kind described above, such holder will forthwith discontinue such holder's disposition of the New MCSC Shares pursuant to the registration statement relating to such securities until such Stockholder's receipt of the copies of the supplemented or amended prospectus contemplated above, and if so directed by MCSC, will deliver to MCSC (at MCSC's expense) all copies then in such Stockholder's possession of the prospectus relating to such securities current at the time of receipt of such notice and
(B) that it will immediately notify MCSC, at any time when a prospectus relating to the registration of such shares is required to be delivered under the Securities Act, of the happening of any event as a result of which information previously furnished by such Stockholder to MCSC in writing for inclusion in such prospectus contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

                         (vi)  In the event of any registration of any of the
New

AGREEMENT AND PLAN OF REORGANIZATION
PAGE 6


MCSC Shares under the Securities Act, each Stockholder shall furnish to MCSC in writing such information and affidavits as MCSC reasonably requests for use in connection with such registration statement and agrees, jointly and severally, to indemnify and hold harmless MCSC, its directors, officers, each underwriter and each controlling person of MCSC, if any, against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof), to which MCSC, its directors, officers, such underwriter or controlling person may be subject under the Securities Act or under any other statute or at common law, insofar as such losses, claims, damages or liabilities, joint or several (or actions in respect thereof) arise out of or are based upon (i) any untrue statement (or alleged untrue statement) of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any selling document or any amended selling document, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances in which they were made with respect to any prospectus) not misleading, and shall reimburse MCSC, its directors, officers, such underwriter and controlling person for any legal or other expense reasonably incurred by such person in connection with investigating of defending any such loss, claim, damage, liability or action; in each case, to the extent, and only to the extent, that each untrue statement or omission (or alleged untrue statement or omission) is made in reliance upon information relating to BRITCO or the Stockholders furnished to MCSC by such Stockholder expressly for use in any registration statement or prospectus.

                         (vii)  In the event of a Demand or Piggyback
Registration, MCSC shall maintain the effectiveness of such registration for no more than 15 months.

                         (viii)  For a period beginning on the day after the
Closing Date and ending at midnight on the date which is the 366th day after the Closing Date, MCSC will, subject to applicable limitations, prohibitions or restrictions on the redemption of MCSC Common Stock imposed by Ohio corporate law or federal or state securities laws (a "Limitation"), upon request of the Stockholders, repurchase one time only a portion or all of the New MCSC Shares from the Stockholders at a price of $10.00 per share (the "Repurchase Price"). Written notice of such request must be in writing and given to MCSC pursuant to
Section 10.2 hereof no later than the close of business on the 365th day after the Closing Date. Within fifteen (15) Business Days after receipt of such written notice of a request for repurchase, MCSC shall notify the Stockholders in writing of the date upon which MCSC shall repurchase such New MCSC Shares, which date shall not be more than fifteen (15) Business Days after the date of the MCSC written notice, or if MCSC shall be unable to repurchase such New MCSC Shares pursuant to a Limitation, MCSC shall provide therewith an opinion of its counsel explaining why such repurchase is not capable of being accomplished at such time. On the day set for the repurchase, MCSC shall pay the Repurchase Price to the Stockholders in immediately available funds upon receipt of the certificates representing the New MCSC Shares requested to be repurchased, duly endorsed or accompanied by stock powers satisfactory to MCSC and such other documents or instruments of transfer as MCSC may reasonably require. If a Limitation exists at the time of the repurchase request, MCSC will use its best efforts to cure the Limitation and the day upon which MCSC shall effect the repurchase shall be deferred until the day which is fifteen (15) Business Days after the date that the Limitation is cured.

                    (d) MCSC reserves the right to alter the structure of this transaction prior to the Closing Date for tax or other business reasons, provided, however, that the total consideration to be paid to the Stockholders, or the tax consequences to the Stockholders is not

AGREEMENT AND PLAN OF REORGANIZATION
PAGE 7


altered, unless such alteration in the Purchase Price or the tax consequences is approved by BRITCO.

               2.4 STOCKHOLDER RIGHTS; STOCK TRANSFERS. At the Effective Time, the holders of the BRITCO Common Stock shall cease to be and shall have no rights as a stockholder of BRITCO, other than to receive the consideration provided under this Article 2.0. After the Effective Time, there shall be no transfers on the stock transfers books of BRITCO or the Surviving Corporation of shares of BRITCO Common Stock and if certificates evidencing such shares are presented for transfer after the Effective Time, they shall be cancelled without the payment of any consideration by the Surviving Corporation or MCSC.

               2.5 DISSENTING SHARES. By virtue of their execution of this Agreement the Stockholders hereby forever waive any right they may have to dissent from the Merger and demand payment in cash for the fair value of his shares of BRITCO Common Stock under Section 5.11 ET SEQ. of the TBCA or any similar or successor statute, law, rule or regulation and the Stockholders hereby release MCSC, MTAC and the Surviving Corporation and their successors and assigns from any obligation to pay such funds to them thereunder.

               2.6 FRACTIONAL SHARES. Notwithstanding any other provision hereof, no fractional shares of MCSC Common Stock shall be issued to the holder of BRITCO Common Stock. In lieu thereof, the holder of shares of BRITCO Common Stock entitled to a fraction of a share of MCSC Common Stock shall, at the time of surrender of the certificate or certificates representing such holder's shares, receive an amount of cash (without interest) equal to the product arrived at by multiplying such fraction of a share of MCSC Common Stock by $10.00. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share interest.

               2.7  EXCHANGE PROCEDURES.

                    (a) THE EXCHANGE. On the Closing Date, MCSC shall, upon the surrender by the Stockholders of the certificates representing 100% of the issued and outstanding shares of BRITCO Common Stock (the "BRITCO Certificates") at the Closing Date, issue to the Stockholders the consideration set forth in Section 2.3(b) consisting of the Promissory Note and New MCSC Shares.

                    (b) NON-SURRENDERED CERTIFICATES. Each outstanding certificate which prior to the Effective Time represented BRITCO Common Stock and which is not surrendered to MCSC in accordance with the procedures provided for herein shall, except as otherwise herein provided, until duly surrendered to MCSC be deemed to evidence the right to receive the consideration set forth in Section 2.3(b) consisting of the Promissory Note and New MCSC Shares.

                    (c) NO DIVIDENDS. No holder of a certificate theretofore representing shares of BRITCO Common Stock shall be entitled to receive any dividends in respect

AGREEMENT AND PLAN OF REORGANIZATION
PAGE 8


of MCSC Common Stock into which such shares shall have been converted by virtue of the Merger until the certificate representing such shares is surrendered in exchange for a certificate or certificates representing whole shares of MCSC Common Stock (plus cash in lieu of any fractional share interest). In the event that dividends are declared and paid by MCSC in respect of MCSC Common Stock after the Effective Time but prior to the holder's surrender of certificates representing shares of BRITCO Common Stock, dividends payable to such holder in respect of whole shares of MCSC Common Stock not then issued shall accrue (without interest). Any such dividends shall be paid (without interest) upon surrender of the certificates representing such shares of BRITCO Common Stock.

                    (d) NO OBLIGATION TO PAY CASH OR ISSUE NEW MCSC SHARES. MCSC shall not be obligated to pay the cash consideration or deliver a certificate or certificates representing whole shares of MCSC Common Stock (plus cash in lieu of any fractional share interest) to which the holder of BRITCO Common Stock would otherwise be entitled as a result of the Merger until such holder surrenders the certificate or certificates representing the shares of BRITCO Common Stock for exchange as provided in this Section 2.7, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond in an amount as may be reasonably required in each case by MCSC.

               2.8 ADDITIONAL ACTIONS. If, at any time after the Effective Time, the Surviving Corporation shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of BRITCO acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement, BRITCO and its proper officers and directors shall be deemed hereby to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of the Surviving Corporation are fully authorized in the name of BRITCO or otherwise to take any and all such action.

          ARTICLE 3.0 REPRESENTATIONS AND WARRANTIES OF BRITCO AND THE STOCKHOLDERS. BRITCO and the Stockholders represent and warrant to MCSC as follows:

               3.1 CAPITALIZATION; STATUS AND QUALIFICATION. (a) CAPITALIZATION The authorized capital stock of BRITCO consists of ten thousand (10,000) shares of BRITCO Common Stock. As of the date hereof, ten thousand (10,000) shares of BRITCO Common Stock are issued and outstanding and six thousand (6,000) of such shares are owned beneficially and of record by Mrs. Ferguson and four thousand (4,000) of such shares are owned beneficially and of record by Mr. Ferguson. All outstanding shares of BRITCO Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and none of the outstanding shares of BRITCO

AGREEMENT AND PLAN OF REORGANIZATION
PAGE 9


Common Stock has been issued in violation of any law, regulation or policy of any governmental authority, the BRITCO Articles of Incorporation, Bylaws, the terms of any agreement to which BRITCO or the Stockholders are a party or are bound or the preemptive rights of any person, firm or entity. There are no Rights authorized, issued or outstanding with respect to the capital stock of BRITCO. For purposes of this Agreement, "Rights" shall mean any warrants, options, rights, convertible or exchangeable securities and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock or ownership interests.

     (b) STATUS AND QUALIFICATION. BRITCO is a corporation which is duly organized, validly existing and in good standing under the laws of the State of Texas, has the full power and authority to carry on its business as it is currently being conducted and to own, lease and operate the property and the assets that it now owns, leases and operates and to execute, deliver and perform this Agreement and the transactions contemplated hereby. BRITCO has qualified as a foreign corporation, is in good standing, has obtained all licenses, permits or other authorizations and has taken all other actions required by or under the laws of all jurisdictions and all governmental regulations where the failure to do so would have a material adverse effect on the business, condition (financial or otherwise), results of operations, assets or prospects of BRITCO ("Material Adverse Effect"). BRITCO has heretofore delivered to MCSC true and complete copies of its Articles of Incorporation, Bylaws, as amended, as in effect as of the date hereof, and its stock transfer books.

               3.2 AUTHORIZATION; APPROVAL. The Stockholders are adult residents of the State of Texas and citizens of the United States of America and are legally competent to execute, deliver and perform this Agreement under the laws thereof. Each Stockholder has, and at the Closing will have good, valid and marketable title to the BRITCO Common Stock, free and clear of any and all mortgages, pledges, security interests, liens, charges, options, conditional sales agreements, claims, restrictions, covenants, title defects or other encumbrances or restrictions of any nature ("Liens"), except for customary securities restrictions on the transfer of privately-held stock. Other than this Agreement, the BRITCO Common Stock is not subject to any stockholders' agreement or voting trust agreement or understanding, whether in writing or oral, including without limitation, any mortgage, indenture, note, guarantee, lease, license, contract, deed of trust, purchase, sale or other agreement relating to the BRITCO Common Stock (a "Stock Contract"), including any Stock Contract restricting or otherwise relating to the voting or disposition of the BRITCO Common Stock. The execution, delivery and performance of this Agreement and the transactions contemplated hereby by BRITCO have been duly and effectively authorized by all necessary action, corporate or otherwise. This Agreement is a valid, legally binding and enforceable obligation of BRITCO and the Stockholders, enforceable in accordance with its terms except to the extent that enforceability may be limited by bankruptcy, reorganization, insolvency or other laws affecting the enforcement of creditors' rights generally or the availability of equitable remedies subject to the discretion of the court. A certified copy of the resolutions of the Board of Directors of BRITCO has been delivered to MCSC, and such copies are complete and correct and such resolutions are in full force and effect on the date hereof and will be in full force and effect on the Closing Date. The execution, delivery, and performance of this Agreement and the consummation

AGREEMENT AND PLAN OF REORGANIZATION
PAGE 10


of the transactions contemplated hereby by BRITCO and the Stockholders will not: (i) except for actions required to be taken by MCSC, require the notice or filing with, or approval or consent of any governmental or regulatory body; (ii) except for the consent of the Stockholders of BRITCO, and except for consents to assignment of the contracts described in SCHEDULE 3.2, require the approval or consent of any other person or entity; (iii) violate any provision of such corporation's Articles of Incorporation or By-Laws, as amended; (iv) violate, conflict with or result in a modification of the effect of, or otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both, constitute) a default under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any liability or obligation pursuant to, or result in the creation or imposition of any security interest, lien, charge or other encumbrance or any adverse claim upon any property or assets of BRITCO, under (a) to the best knowledge of BRITCO and the Stockholders, any statute or law or any judgment, decree, order, award, writ, injunction, regulation or rule of any court, arbitrator or Governmental Authority (as defined in Section 3.10(c)(vii)), or (b) any note, bond, mortgage, indenture, deed of trust, license, lease, instrument, contract, commitment, franchise, permit, understanding, arrangement, agreement or restriction of any kind or character which is not satisfied or extinguished at or prior to the Closing; or (v) to the best knowledge of BRITCO and the Stockholders, violate any statute, law or regulation as such statute, law or regulation relates to BRITCO or its Business.

               3.3 FINANCIAL STATEMENTS. BRITCO has delivered to MCSC true, complete, accurate and correct copies of BRITCO's balance sheets for the years ended April 30, 1997, 1996 and 1995, and the related statements of income, retained earnings and cash flows as well as the notes thereto. BRITCO has delivered to MCSC a true, correct, complete and accurate copy of its balance sheet and related statements of income, retained earnings, and cash flows for the five fiscal months ended September 30, 1997 (the "Interim Financial Statements"). The Annual Financial Statements and Interim Financial Statements are collectively referred to herein as the "Financial Statements." The Financial Statements have not been prepared in accordance with generally accepted accounting principles ("GAAP"), but have been prepared consistent with BRITCO's customary accounting practices. The Financial Statements present fairly the financial condition, results of operations, retained earnings and changes in cash flows of BRITCO at such dates and for such periods in accordance with BRITCO's customary accounting practices consistently applied during the periods indicated. Except as described on such Financial Statements there has been no change by BRITCO in any method of accounting or keeping of its books of account or accounting practices for the three-year period ended on April 30, 1997. BRITCO shall continue to provide to MCSC unaudited balance sheets, statements of income and cash flows within fifteen (15) calendar days (or as soon thereafter as practicable) after the end of each month prior to the Closing or termination of this Agreement.

               3.4 UNDISCLOSED LIABILITIES. Except as set forth on SCHEDULE 3.4, the Stockholders do not know and have no reason to know of any basis for the assertion against BRITCO of any indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility of any nature, whether fixed or unfixed, due or to become due, liquidated or unliquidated, secured

AGREEMENT AND PLAN OF REORGANIZATION
PAGE 11


or unsecured, accrued, absolute, contingent or otherwise of BRITCO not fully reflected in the Financial Statements.

             3.5 ABSENCE OF CHANGES. Except as set forth on SCHEDULE 3.5, since April 30, 1997, there has not been, other than changes in the ordinary course of business that in the aggregate have not been adverse, (i) any change which would have a Material Adverse Effect on the financial position, results of operations, assets, liabilities, net worth, Business or prospects of BRITCO, or (ii) any other event or condition of any character (whether or not covered by insurance) that has had or will or is likely to have a Material Adverse Effect on the properties, Business or prospects of BRITCO or the financial position, results of operations, or net worth of BRITCO, apart from events or conditions affecting the economy or the computer supply industry generally. Since such date, BRITCO has conducted its business only in the ordinary course and has not acquired or disposed of any material assets (other than inventory acquired or disposed of in the ordinary course of business) or engaged in any material transaction.

             3.6  TITLE TO ASSETS.

                  (a) TITLE. Except as set forth on SCHEDULE 3.6, at the Closing, BRITCO will own and have good and marketable title to all of its properties and assets, free and clear of restrictions on or conditions to transfer or assignment, liens, pledges, charges, encumbrances, claims, easements, security interests, covenants, title defects or objections or restrictions of any kind, including, without limitation, leases, chattel mortgages, conditional sales contracts, collateral security arrangements, and other title or interest retention arrangements or other Liens, except for Permitted Liens. "Permitted Liens" means (i) liens shown on the balance sheet in the Financial Statements as securing specified liabilities (with respect to which no default exists), (ii) liens for current taxes not yet due, and (iii) minor imperfections of title and encumbrances, if any, which are not substantial in amount, do not detract from the value of the property subject thereto or impair the operations of BRITCO and do not preclude or materially adversely affect the continued use of the property to which they relate.

                  (b) CONDEMNATION. BRITCO has not received any notice from any Governmental Authority having jurisdiction over the Premises or any other office or warehouse locations of BRITCO (the Premises and such other office or warehouse locations being collectively referred to herein as the "Extended Premises") that the Extended Premises are presently the subject of any condemnation, special assessment or similar charge or proceeding, and, to the best knowledge of BRITCO and the Stockholders no such condemnation, special assessment or charge is currently threatened or contemplated.

             3.7 REAL PROPERTY. SCHEDULE 3.7 sets forth a list and summary description of (i) all of the real property which is used in the Business of BRITCO, including without limitation, all land, buildings and other structures and improvements and fixtures located on such land (collectively, the "Real Property"), and a description of each parcel of such land, and (ii) all leases, subleases or other agreements which allow the use or occupancy of the Real Property, or any

AGREEMENT AND PLAN OF REORGANIZATION
PAGE 12

portion thereof, or which give or grant any rights therein (collectively, the "Real Property Leases"). All of the Real Property Leases, true and correct copies of which (including all amendments or extensions thereto) have been delivered to MCSC, are in effect, and BRITCO is not in default thereunder and BRITCO has not received or sent any notice of any default under or with respect to any provision thereof. Other than the landlord's consent to assignment required under the Real Property Leases, there are no approvals or consents of any persons or entities which are required in order to assign any Real Property Leases. To the best knowledge of BRITCO and the Stockholders, the Real Property, or the use thereof, does not violate the material provisions of any applicable trade, criminal, building code, fire, health or safety or other governmental ordinances, orders or regulations and BRITCO is in material compliance with all applicable laws, regulations, ordinances, orders, rules and restrictions relating to BRITCO's use of the Real Property.
 To the best knowledge of BRITCO and the Stockholders, all structures and improvements located on the Real Property are in workable and useable condition and repair (excepting ordinary wear and tear) and are suitable for the uses for which they were intended and are used. To the best knowledge of BRITCO and the Stockholders, the operations conducted on any of the Real Property, whether now or in the past, do not violate the rights of any Person (as defined below) with respect to such property or with respect to any other property. Neither BRITCO nor the Stockholders have any6 knowledge of and have not received any notice in regard to the foregoing and is not aware of any state of facts or situation which, with notice or the passage of time or otherwise, would constitute such a violation.

             3.8 TANGIBLE PERSONAL PROPERTY. SCHEDULE 3.8A lists each item of tangible personal property (other than inventory) owned by BRITCO having an initial purchase price in excess of $10,000. SCHEDULE 3.8B lists each item of tangible personal property leased by BRITCO (other than pursuant to individual leases having an annual rental of less than $5,000 or which are terminable by BRITCO within 90 days of the date hereof without penalty) and each item of personal property having a value of $5,000 or more used by BRITCO and owned or leased by any individual, partnership, proprietorship, corporation, limited liability company, joint venture, trust, or other similar entity or governmental agency or court (a "Person") providing services to BRITCO (collectively, the "Tangible Personal Property"). The Tangible Personal Property, together with other tangible personal property owned or used by BRITCO and owned by Persons providing services to BRITCO constitutes substantially all of the tangible personal property used in the operation of the Business of BRITCO and constitutes substantially all tangible personal property necessary to conduct the Business of BRITCO as presently conducted by it. Except as set forth on SCHEDULE 3.8C, all the Tangible Personal Property is located at the Real Property and there is no material tangible personal property located at the Real Property which is not owned or leased by BRITCO. Except as set forth in SCHEDULE 3.8C, the Tangible Personal Property is in all material respects in good working order, ordinary wear and tear excepted. All leased Tangible Personal Property of BRITCO is in all material respects in the condition required of such property by the terms of the lease applicable thereto during the term of the lease and upon the expiration thereof.

             3.9 INTELLECTUAL PROPERTY. SCHEDULE 3.9 contains an accurate and complete list of all (i) registered and unregistered: trademarks, service marks, trade names, corporate names,

AGREEMENT AND PLAN OF REORGANIZATION
PAGE 13

company names, fictitious business names, trade styles, trade dress, logos, and other source or business identifiers (the "Trademarks"); patents; copyrights; proprietary formulas, recipes, technology, Business Know-How (as defined below) and other trade secrets (the "Trade Secrets") used in the Business of BRITCO as currently conducted, and all registrations and recordings thereof, all applications for registration pending therefor, all extensions and renewals thereof, and all proprietary rights therein, in any jurisdiction in which BRITCO operates or does business, (ii) licenses, permissions, software and other agreements used in the Business of BRITCO, and (iii) licenses, permissions, software and other agreements relating to technology, Business Know-How or processes used in the Business of BRITCO, which BRITCO is licensed or authorized to use by others, including vehicle licenses and customary software licenses ((i) - (iii) above collectively referred to herein as the "Intellectual Property"). "Business Know-How" means all books, records, technology, formulas, know-how recorded on paper or other media in the books and records of BRITCO, quality control records, finished product specifications, packaging supplies specifications, product registrations, records relating to the adoption and use of the Intellectual Property (as defined above), marketing plans, sales records and histories, market research data, promotional advertising and marketing materials, radio, television and Internet commercials, Internet web sites, print advertisements, customer lists, label and shipping carton dies, designs, films, earthwork, photography, mechanical art, color separations, prints, plates, and graphic materials, permits and licenses, and inventory records, used in or necessary to conduct the Business as currently conducted. In regard to the Intellectual Property, and except as set forth on SCHEDULE 3.9, to the best knowledge of BRITCO and the Stockholders (i) the patents, Trademarks and the copyrights are valid, subsisting and enforceable, and the patents, the Trademarks and the copyrights are duly recorded in the name of BRITCO, and can be recorded in the name of MTAC, (ii) BRITCO has, and after the Closing MTAC will have, the sole and exclusive ownership and right, free from any Liens, to use the Intellectual Property and applications therefor and the full right to use the trade names, assumed names, fictitious names, technology, know-how and processes referred to in such lists and all trade secrets used in or necessary to the conduct of the Business of BRITCO, and
(iii) the consummation of the transactions contemplated hereby will not alter or impair any such rights. Except as set forth on SCHEDULE 3.9, to the best knowledge of BRITCO and the Stockholders, within the last ten (10) years, no claims have been asserted by any entity or person with respect to the ownership, validity, enforceability or use of or challenging or questioning the validity or effectiveness of any of the Intellectual Property. Furthermore, the use or other exploitation of such Intellectual Property by BRITCO does not infringe or dilute the rights of any other entity or person; and neither BRITCO nor the Stockholders have knowledge of any other entity or person infringing the rights of BRITCO with respect to such Intellectual Property.

             3.10 LITIGATION; ORDERS. Except as set forth on SCHEDULE 3.10, there are no claims, actions, suits, proceedings, grievances, arbitrations, investigations or inquiries pending or, to the best knowledge of BRITCO and the Stockholders, threatened, at law or in equity or before or by any federal, state, local, foreign or other governmental department, commission, board, arbitrator(s), agency, instrumentality or authority by or against BRITCO or the Stockholders (or any one of them) which: (i) restrain or prohibit or which may restrain or prohibit, or otherwise affect, the consummation of the transactions contemplated hereby; (ii) affect or which may affect

AGREEMENT AND PLAN OF REORGANIZATION
PAGE 14

BRITCO with respect to the Merger; or (iii) affect or might affect the Business, operations, condition (financial or otherwise), liabilities, assets, earnings or prospects of BRITCO. Neither BRITCO nor any of its property or assets is subject to any judgment, arbitration award, order or decree. There are no petitions pending by, against or on behalf of BRITCO or the Stockholders under any applicable bankruptcy or insolvency laws.

             3.11  COMPLIANCE.

                  (a) COMPLIANCE (NON-ENVIRONMENTAL). Except as set forth in SCHEDULE 3.11A., BRITCO and its respective officers, directors and employees have all material licenses, permits, approvals and other authorizations and have made all material filings and registrations that are necessary in order to enable BRITCO to conduct its Business as it is now being conducted. BRITCO and its respective officers, directors and, to the best knowledge of BRITCO and its Stockholders, its employees have materially complied and are in material compliance with all laws, regulations and ordinances that are applicable to BRITCO's Business as now being conducted or are applicable to any of its assets or properties, including, without limitation, all laws, regulations and ordinances relating to or regulating the safe and proper conduct of business, consumer protection, trade practices, franchises, licensing requirements, wage and hour, antitrust, taxes, currency exchange, equal opportunity, public accommodation and services, sanitation, fire, zoning, building, labor, occupational health and safety, pension, securities, trademark or copyright. BRITCO has not received notification in the last five (5) years of any asserted present or past failure to so comply; and, to the best knowledge of BRITCO and its Stockholders, there are no actions threatened or likely to be commenced against BRITCO alleging any material violation of or non-compliance with any of such laws, regulations or ordinances. Attached as SCHEDULE 3.11A. are all reports relating to the Business or the Premises received within the last three (3) years by BRITCO from any Governmental Authority or from any consultants regarding compliance with the regulations of the Occupational Safety and Health Administration, the Equal Employment Opportunity Commission or the U.S. Department of Labor or any equivalent state agency. To the best knowledge of BRITCO and its Stockholders, the terms and conditions and circumstances of the employment of employees of BRITCO, including former and inactive employees, comply, and at all times have complied, to the extent material, with applicable laws and regulations (including any federal, state or local laws relating to taxation, employee benefits, wage-hour, health and safety, nondiscrimination and labor relations).

                  (b)  COMPLIANCE (ENVIRONMENTAL).  Except as set forth in
SCHEDULE 3.11B. (the "Scheduled Conditions"), BRITCO and the Stockholders represent and warrant to MCSC that:

                       (i)  to the best knowledge of BRITCO and its
Stockholders, BRITCO and the Extended Premises comply in all material respects with any applicable Environmental Law;

                       (ii) to the best knowledge of BRITCO and its Stockholders,

AGREEMENT AND PLAN OF REORGANIZATION
PAGE 15

BRITCO has obtained all Governmental Approvals required for the operation of BRITCO at the Extended Premises under any applicable Environmental Law;

                       (iii) BRITCO has not, and has no knowledge of any other person who has, caused any Release, threatened Release, or disposal of any Hazardous Substance at the Extended Premises in any material quantity; the Extended Premises are not adversely affected by any Release, threatened Release, or disposal of a Hazardous Substance originating or emanating from any other property;

                       (iv) to the best knowledge of BRITCO and its Stockholders, the Extended Premises do not contain and have not contained any: (A) underground storage tank, (B) material amounts of asbestos-containing building material, (C) landfills or dumps, (D) hazardous waste management facility as defined pursuant to RCRA or any comparable state law, or (E) site on or nominated for the National Priority List promulgated pursuant to CERCLA or any state remedial priority list promulgated or published pursuant to any comparable state law;

                       (v) BRITCO has used no material quantity of any Hazardous Substance at the Extended Premises and has conducted no Hazardous Substance Activity on the Extended Premises;

                       (vi) to the best knowledge of BRITCO and its Stockholders, BRITCO has no material liability for remediation, response or corrective action, natural resource damage, or other harm pursuant to CERCLA, RCRA, or any comparable state law; BRITCO is not subject to, has no notice or knowledge of, and, to the best knowledge of BRITCO and its Stockholders is not required to give any notice of any Environmental Claim involving BRITCO or the Extended Premises; there are no conditions or occurrences at the Extended Premises of which BRITCO or its Stockholders are aware which could form the basis for an Environmental Claim against BRITCO or the Extended Premises;

                       (vii) to the best knowledge of BRITCO and its Stockholders, the Extended Premises are not subject to any, and BRITCO has no knowledge of any imminent, restriction on the ownership, occupancy, use, or transferability of the Extended Premises in connection with any (A) Environmental Law or (B) Release, threatened Release, or (C) disposal of a Hazardous Substance;

                       (viii) to the best knowledge of BRITCO and its Stockholders, there are no conditions or circumstances at the Extended Premises which pose a risk to the environment or to the health and/or safety to or of persons; and

                       (ix) BRITCO has provided or otherwise made available to MCSC any Environmental Record concerning BRITCO and Extended Premises which BRITCO possesses or are reasonably available to BRITCO.

AGREEMENT AND PLAN OF REORGANIZATION
PAGE 16

                  (c) DEFINITIONS. For purposes of this Agreement, the following terms as used herein shall have the following meanings:

                       (i) "CERCLA" shall mean the Comprehensive
Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USC 9601 ET SEQ., and any future amendments.

                       (ii) "DAMAGES" shall mean all damages, and includes, without limitation, punitive damages, liabilities, costs, losses, diminutions in value, fines, penalties, demands, claims, cost recovery actions, lawsuits, administrative proceedings, orders, response action costs, compliance costs, investigation expenses, arbitration expenses, consultant fees, attorneys' and paralegals' fees, and litigation expenses.

                       (iii) "ENVIRONMENTAL CLAIM" shall mean any investigation, notice, violation, demand, allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding or claim in connection with the Extended Premises (whether administrative, judicial, or private in nature) arising (A) pursuant to, or in connection with, an actual or alleged violation of, any Environmental Law, (B) in connection with any Hazardous Substance or actual or alleged Hazardous Substance Activity, (C) from any abatement, removal, remedial, corrective, or other response action in connection with a Hazardous Substance, Environmental Law or other order of a Governmental Authority or (D) from any actual or alleged damage, injury, threat, or harm to health, safety, natural resources, or the environment.

                       (iv) "ENVIRONMENTAL LAW" shall mean any past or current Legal Requirement pertaining to (A) the protection of health, safety, and the indoor or outdoor environment, (B) the conservation, management, or use of natural resources and wildlife, (C) the protection or use of surface water and groundwater, (D) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Substance or (E) pollution (including any Release to air, land, surface water, and groundwater), and includes, without limitation, CERCLA, the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 USC 6901 ET SEQ., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC 1251 ET SEQ., Clean Air Act of 1966, as amended, 42 USC 7401 ET SEQ., Toxic Substances Control Act of 1976, 15 USC 2601 ET SEQ., Hazardous Materials Transportation Act, 49 USC App. 1801 ET SEQ., Occupational Safety and Health Act of 1970, as amended 29 USC 651 ET SEQ., Oil Pollution Act of 1990, 33 USC 2701 ET SEQ., Emergency Planning and Community Right-to-Know Act of 1986, 42 USC 11001 ET SEQ., National Environmental Policy Act of 1969, 42 USC 4321 ET SEQ., Safe Drinking Water Act of 1974, as amended, 42 USC 300(f) ET SEQ., and any similar state law, including but not limited to the Waste Reduction Policy Act of 1991 (Health and Safety Code 361.501-361.510); the Hazardous Substances Spill Prevention and Control Act (Water Code 26.264); the Clean Air Act Amendments of 1990 (Health and Safety Code chap. 382); the Water

AGREEMENT AND PLAN OF REORGANIZATION
PAGE 17

Quality Act (Water Code 26.019); and the Hazard Communication Act (Health and Safety Code 502.002) and any similar, implementing or successor law, and any amendment, rule, regulation, order, or directive issued thereunder.

                       (v) "ENVIRONMENTAL RECORD" shall mean any document, correspondence, pleading, report, assessment, analytical result, Governmental Approval, or other record concerning a Hazardous Substance, compliance with an Environmental Law, and Environmental Claim, or other environmental subject.

                       (vi) "GOVERNMENTAL APPROVAL" shall mean any permit, license, variance, certificate, consent, letter, clearance, closure, covenant not to sue, release, no further action letter, exemption, decision, action or approval or non-disapproval of a Governmental Authority.

                       (vii) "GOVERNMENTAL AUTHORITY" shall mean any federal, state, regional, county, or local person or body having governmental or quasi-governmental authority or a sub-division thereof.

                       (viii) "HAZARDOUS SUBSTANCE" shall mean any substance, chemical, compound, product, solid, gas, liquid, waste, byproduct, pollutant, contaminant, or material which is classified or regulated as hazardous or toxic under any Environmental Law, and includes, without limitation, asbestos, polychlorinated biphenyls, and petroleum (including crude oil or any fraction thereof).

                       (ix) "HAZARDOUS SUBSTANCE ACTIVITY" shall mean any activity, event, or occurrence involving a Hazardous Substance, including, without limitation, the manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation, handling of or corrective or response action to any Hazardous Substance.

                       (x) "LEGAL REQUIREMENT" shall mean any treaty, convention, statute, law, regulation, ordinance, Governmental Approval, injunction, judgment, order, consent decree, or other requirement of any Governmental Authority.

                       (xi) "RCRA" shall mean the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 USC 6901 ET SEQ., and any future amendments.

                       (xii) "RELEASE" shall mean any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the indoor or outdoor environment, of any Hazardous Substance, including, without limitation, the abandonment or discharge of such Hazardous Substances in or from barrels, drums,

AGREEMENT AND PLAN OF REORGANIZATION
PAGE 18

containers, tanks, and other receptacles containing or previously containing any Hazardous Substance.

             3.12  STATUS OF CONTRACTS.  (a) STATUS. Except as listed on
SCHEDULE 3.12 and except for purchase orders made in the ordinary course of business, BRITCO is not party to and is not bound by any contract which is not terminable by BRITCO upon thirty (30) days written notice without penalty, whether or not in the ordinary course of business, and including, without limiting the generality of the foregoing, leases, mortgages, union contracts, employment agreements, pension, retirement or welfare agreements (whether oral or written, formal or informal or employee benefit plans within the meaning of the Employment Retirement Security Act of 1975, as amended ("ERISA"), agreements for the sale or distribution of its services or products, vendor contracts, supply contracts, license agreements, service agreements and other agreements or instruments. Except as listed on SCHEDULE 3.12, (i) there have been and are no material defaults under any contract to which BRITCO is a party, nor has any event occurred which, after the giving of notice or, with the passage of time, or both, would constitute a material default under any such contract; (ii) all such contracts are valid and binding and in full force and effect; (iii) BRITCO has complied with the provisions of its contracts in all material respects; and, (iv) no notice of a claimed breach has been received by BRITCO. Assuming that BRITCO obtains the consents described in SCHEDULE 3.2, the Merger and the consummation by BRITCO of the transactions herein contemplated will not conflict with, or result in a breach, violation, termination or modification of, any of the terms of any contract, agreement or other instrument to which BRITCO is a party or by which BRITCO or any of its properties is or may be bound, or constitute a default thereunder which would prevent or interfere with the Merger or the consummation of the transactions herein contemplated.

         (b) SCALE. Except as set forth in SCHEDULE 3.12, BRITCO is not party to or bound by any contract which is material to its Business, operations, financial condition or prospects or which involves, or is reasonably likely to involve, the expenditure or receipt by BRITCO after the date of the balance sheet for the year ended April 30, 1997 in the Financial Statements of more than $25,000.

         (c) NORMALITY. No purchase commitment of BRITCO, or by which BRITCO is bound, is materially in excess of the normal, ordinary and usual requirements of the Business or, in the opinion of the Stockholders, is at an excessive price.

         (d) AFFILIATED AGREEMENTS. Except as set forth in SCHEDULE 3.12, BRITCO is not a party to or bound by (i) any contract (other than this Agreement) with the Stockholders or former shareholders or any Person known to BRITCO to be an Affiliate or Associate of a Stockholder or former shareholder, (ii) any contract with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers that are not cancelable by BRITCO at will without liability, penalty or premium, (iii) any contract providing for the payment of any bonus or commission based on sales or earnings, (iv) any contract that contains any severance or termination or change in control pay liability or obligation, (v) any contract for the purchase or sale of any

AGREEMENT AND PLAN OF REORGANIZATION
PAGE 19

security (other than this Agreement), (vi) any contract for the borrowing of money (or guarantee of indebtedness), (vii) any contract for leasing personal property which requires annual payments in excess of $25,000 or the term of any of which exceeds one (1) year, (viii) any contract relating to express product or service warranties, (ix) any contract containing a covenant not to compete by BRITCO or the Stockholders, (x) any contract granting a Lien, security interest or other material encumbrance on any property or assets of BRITCO or on its assets, (xi) any contract providing for exclusive purchases by or from BRITCO or containing a requirement purchase obligation, (xii) any contract providing for administration, service, utilization review, adjustment, claims management or similar functions relating to insurance, litigation or Plans of BRITCO, or (xiii) any contract for the sale of any of the assets, property or rights of BRITCO outside of the ordinary course of business, except as contemplated by this Agreement.

         (e) POWER OF ATTORNEY. BRITCO has not given any power of attorney (whether revocable or irrevocable) to any Person that is or may hereafter be in force for any purpose whatsoever.

         (f) PENSION OBLIGATION. Except as set forth in SCHEDULE 3.16B, BRITCO is not paying, nor has it any obligation to pay, any pension, deferred compensation or retirement allowance to any Person.

    True, complete and correct copies of each of the contracts set forth in
SCHEDULE 3.12 or expressly referred to in the notes to the Financial Statements have heretofore been provided to MCSC by BRITCO.

              3.13 ASSETS; INVENTORY. The inventory of BRITCO has been acquired in the ordinary course of business and has been and will be reflected on the books of BRITCO in accordance with BRITCO's customary accounting practices, consistently applied. Except as set forth in SCHEDULE 3.13, the inventory as a whole consists of items of a useable quality and is saleable in the normal course of business without substantial discount other than discounts in the ordinary course of business. The level of the inventory as of the Closing Date is reasonable in light of BRITCO's normal business practices. BRITCO and the Stockholders know of no material adverse condition affecting BRITCO's ability to obtain inventory in the future in the quality and quantity as now being obtained.

              3.14 CUSTOMERS AND VENDORS. Except as set forth in SCHEDULE 3.14, BRITCO has received no notice that, and neither BRITCO nor any Stockholder has any knowledge or reason to believe that, any vendor or any customer of BRITCO which accounted for one percent (1.0%) or more of the total revenues of BRITCO for the year ended April 30, 1997 does not plan to continue to do business with MTAC, or plans to reduce its sales to or volume of orders from MTAC or will not do business on substantially the same terms and conditions with MTAC subsequent to the Closing Date as such vendor or customer did with BRITCO before such date. Neither BRITCO nor the Stockholders will take any action to influence its customers or vendors to change or reduce their volume of business activity with MTAC after the Closing Date.

AGREEMENT AND PLAN OF REORGANIZATION
PAGE 20

              3.15 TAXES. Except for Taxes which are being contested in good faith by appropriate proceedings and are listed on SCHEDULE 3.15 and except for Taxes which are accrued on the balance sheets which are part of the Financial Statements and are listed on SCHEDULE 3.15 and except as otherwise listed on SCHEDULE 3.15, BRITCO has paid all Taxes on the returns described in the next sentence. Except as set forth on SCHEDULE 3.15, BRITCO has timely filed all returns, reports and other documents and furnished all information required or requested by any federal, state or local governmental agency with respect to its Business or properties (except for tax returns not yet due), and all such returns, reports and other documents and all such information are true, correct and complete. No audit of any of the foregoing of which BRITCO or the Stockholders have knowledge is in progress, and no extension of time with respect to the date of filing of any of the foregoing is in force, and no deficiencies or other additions to any of the Taxes, including any assessments, interest or penalties thereon, accrued for, applicable to or arising from any period ending on or prior to the date of this Agreement have been proposed, other than as set forth on SCHEDULE 3.15. No waiver or agreement by BRITCO is in force for the extension of time for the assessment or payment of any of the Taxes. For purposes of this Agreement, "Taxes" means all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, property, sales, withholding, social security, occupation, use, service, service use, value added, license, payroll, franchise, transfer and recording taxes, fees and charges, including estimated taxes, imposed by the United States, the State of Texas, any other state, or any taxing authority (domestic or foreign), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to any such taxes, charges, fees, levies or other assessments.

AGREEMENT AND PLAN OF REORGANIZATION
PAGE 21


               3.16  EMPLOYEES; BENEFIT PLANS.

                    (a) EMPLOYEES. Listed on SCHEDULE 3.16A are the names of all officers, directors and employees of BRITCO together with their respective wage rates and rates of total compensation. BRITCO has paid in full to its employees, agents and contractors all wages, salaries, commissions, bonuses and other direct compensation as of the date of this Agreement and as of the Closing Date due for all services performed by them except for commissions due and payable in the ordinary course of business.
SCHEDULE 3.16A sets forth a summary of all grievances, claims, actions, suits, proceedings, arbitrations, investigations or inquiries in connection with or relating to employment practices of BRITCO under applicable law instituted or threatened within the past five (5) years or currently pending by or against BRITCO. BRITCO is not liable for any severance pay or other payments on account of termination of former employees, nor will any severance payments or other payments (including unemployment compensation, "golden parachute" or otherwise) become payable as a consequence of the transactions contemplated herein. To the best knowledge of BRITCO and the Stockholders, BRITCO has complied with all applicable federal and state laws relating to the employment of labor, including the provisions thereof relating to wages, hours, collective bargaining, discrimination and civil rights and the withholding and payment of social security and similar taxes and is not liable for any arrears, wages or any such taxes or penalties for failure to comply with any of the foregoing. There is no labor strike, dispute, slowdown, stoppage or lockout pending or threatened against or affecting BRITCO. No representation question exists respecting the employees or any strike, work stoppage or other labor difficulty. There are no unfair labor practice charges, complaints or proceedings pending or threatened against or involving BRITCO; there are no claims, complaints or proceedings involving breach of contract, tortious interference with contract rights, violation of any State's unfair competition or unfair trade practice or trade secret statute; there is no organizing activity involving BRITCO pending or threatened by a labor union or group of employees; there are no representation proceedings pending with the National Labor Relations Board and no labor organization or group of employees has made a pending demand for recognition. BRITCO is not subject to any collective bargaining agreement. Except as set forth in SCHEDULE 3.16A, BRITCO has had no layoffs or recalls during the past ten (10) years. SCHEDULE 3.16A sets forth the name of each employee and his or her accrued vacation or leave payments due.

                    (b) BENEFIT PLANS. As of the Closing Date: (i) all "employee benefit plans," as defined in Section 3(3) of ERISA including any "multi-employer plan," as defined in Section 4001(a)(3) of ERISA ("Multi-employer Plan,") or any other employee benefit arrangements or payroll practices (whether or not qualified for Federal income tax purposes, whether or not funded, whether formal or informal, whether for the benefit of a single individual or more than one individual and whether for the benefit of current or former employees or their beneficiaries), including, without limitation, severance, pension, retirement, profit sharing, deferred compensation, stock purchase, stock option, restricted stock, stock appreciation rights, incentive, bonus or other similar plans, hospitalization, medical, vision, dental or other health plans, sick leave, vacation pay, salary continuation for disability, consulting or other compensation arrangements (the "Plans") maintained, or contributed to, by BRITCO or any trade or business (whether or not incorporated)

AGREEMENT AND PLAN OF REORGANIZATION
PAGE 22

which is under common control with BRITCO, or is treated as a single employer under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended ("Code") ("ERISA Affiliate") are set forth on SCHEDULE 3.16B; (ii) each Plan is in compliance in all material respects with the applicable provisions of ERISA and the Code, including the filing of reports thereunder, and with respect to each Plan all required contributions and benefits have been paid when due in accordance with the provisions of each such Plan and the applicable provisions of ERISA; (iii) each of the Plans, including Multi-employer Plans, is subject to Title IV of ERISA and no Plan has been terminated with any outstanding liability; and (iv) neither BRITCO nor any ERISA Affiliate has incurred or reasonably expects to incur any partial or complete withdrawal liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA as a result of a complete or partial withdrawal from a Multi-employer Plan. With respect to all Plans which are pension plans, as defined in Section 3(2) of ERISA, other than plans intended to be taxed-qualified under Section 401(a) of the Code, as of the Closing Date, the present value of the liabilities for participants thereunder using Pension Benefit Guaranty Corporation interest assumptions does not exceed, as of the Closing Date, the assets of the Plans. Except as set forth on SCHEDULE 3.16B, as of the Closing Date, no Plan which is a "welfare plan," as defined in Section 3(1) of ERISA, provides for continuing benefits or coverage for any participant or beneficiary of a participant after such participant's termination of employment (except as may be required by Section 490B of the Code and at the sole expense of the participant or the beneficiary of the participant). With respect to all Plans which are welfare plans, as defined in Section 3(1) of ERISA, providing retiree benefits, the present value of future anticipated expenses pursuant to the latest actuarial projections of liabilities does not exceed $0. BRITCO and each ERISA Affiliate have complied with the notice and continuation requirements of Section 4980B of the Code and the regulations thereunder. The execution and delivery of this Agreement and the consummation of the transactions thereby will result in the acceleration of the time of payment or vesting of Plan benefits as set forth on SCHEDULE 3.16B. SCHEDULE 3.16B also sets forth the administrative costs due and paid for BRITCO's 401(k) plan as of the Closing Date.

               3.17 INSURANCE. SCHEDULE 3.17 sets forth all policies or binders of fire, liability, worker's compensation, vehicular, disability, employee liability, business interruption, product liability, health, or other insurance (including medical self-insurance) held by BRITCO relating to, on behalf of or covering the Business of BRITCO (specifying the insurer, the policy number or covering note number with respect to binders, and describing each pending claim thereunder of more than $5,000.00). Such policies and binders are in full force and effect. To the best knowledge of BRITCO and its Stockholders, BRITCO is not in default with respect to any provision contained in any such policy or binder and has not failed to give any notice or present any claim under any such policy or binder in due and timely fashion. Except for claims set forth on SCHEDULE 3.17, there are no outstanding unpaid claims under any such policy or binder. BRITCO has not received a notice of cancellation or non-renewal of any such policy or binder. Neither BRITCO nor any Stockholder has any knowledge of any inaccuracy in any application for such policies or binders, any failure to pay premiums when due or any similar state of facts which might form the basis for termination of any such insurance. SCHEDULE 3.17 also sets forth BRITCO's loss experience for the last three (3) years relating to product liability, worker's compensation and

AGREEMENT AND PLAN OF REORGANIZATION
PAGE 23


property damage and health and medical coverage. SCHEDULE 3.17 sets forth any medical insurance, hospitalization or long-term disability "run-out" as of the Closing Date.

               3.18 SUBSIDIARIES; COMPETING INTERESTS. BRITCO has no subsidiaries and is not involved in any joint venture or partnership with any other entity or Person. Except for B.B.S.X., Inc., neither BRITCO nor the Stockholders have any interest, directly or indirectly, in any corporation, partnership, association, proprietorship, or any other entity or business which is engaged in a similar business, or is a competitor of, or a vendor to or customer of, BRITCO.

               3.19 NO PENDING TRANSACTIONS. Except for the transactions contemplated by this Agreement, BRITCO is not a party to or bound by or the subject of any agreement, undertaking or commitment to: (i) merge or consolidate with, or acquire all or substantially all of the property and assets of, any other corporation or person which would in any way affect the Business of BRITCO; or, (ii) sell, lease or exchange all or substantially all of BRITCO's property and assets to any other corporation or Person or enter into any other transaction which would in any way materially and adversely affect the Business of BRITCO or affect the Merger or the transactions contemplated hereby.

               3.20 BROKER'S OR FINDER'S FEES. Except for the fee payable to Adobe Corporate Capital, LLC ("Adobe"), no agent, broker, person or firm acting on behalf of BRITCO or the Stockholders is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto in connection with any of the transactions contemplated herein. The Stockholders shall pay the fee to Adobe on or prior to the Closing Date and BRITCO and the Stockholders shall indemnify MCSC from any claim relating thereto.

               3.21 REPRESENTATIONS REGARDING THE COMMON STOCK. The Stockholders represent, certify and warrant to MCSC that:

                    (a) they are "accredited investors" as defined by Regulation D promulgated under the Securities Act;

                    (b) they have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the New MCSC Shares and the Promissory Note, if issued. The Stockholders have received the MCSC 1996 Annual Report to Stockholders, the proxy statement for the 1997 Annual Meeting of Stockholders, the Form 10-K for the year ended December 31, 1996 and the Form 10-Q for the nine months ended September 30, 1997. The Stockholders recognize that acquisition of the New MCSC Shares and the Promissory Note involves certain risks and have taken full cognizance of and understand such risks. In deciding whether to acquire the New MCSC Shares and the Promissory Note pursuant to this Agreement, the Stockholders have weighed these risks against any perceived benefits of owning the New MCSC Shares;

                    (c) the Stockholders have had the opportunity to perform such due

AGREEMENT AND PLAN OF REORGANIZATION
PAGE 24

diligence regarding MCSC as they have deemed necessary and to ask questions of, and receive answers from, management of MCSC and have sought and received such accounting, legal and tax advice as the Stockholders have considered necessary to make an informed investment decision with respect to the New MCSC Shares, and the Promissory Note;

                    (d) the Stockholders are aware that no federal or state agency has made any finding or determination as to the fairness of the New MCSC Shares and the Promissory Note nor has any agency made any recommendation or endorsement of the New MCSC Shares and the Promissory Note;

                    (e) during the last five years, neither Stockholder has been:

                         (i) convicted of nor pleaded NOLO CONTENDERE to any
felony or misdemeanor in connection with the purchase or sale of any security or in connection with the making of any false filing with the Securities and Exchange Commission ("SEC") or any state securities administrator, or of any felony involving fraud or deceit, including but not limited to, forgery, embezzlement, obtaining money under false pretenses, larceny, conspiracy to defraud or theft;

                         (ii) subject to any order, judgment, or decree of
any court of competent jurisdiction temporarily or preliminary restraining or enjoining, or are subject to any order, judgment, or decree of any court of competent jurisdiction, permanently restraining or enjoining that person from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security or in connection with the making of any false filing with the SEC or any state securities administrator;

                         (iii) subject to a United States Postal Service false
representation order; or

                         (iv) subject to any state administrative order
entered by a state securities administrator in which fraud or deceit was found;

                    (f) the Stockholders are acquiring the New MCSC Shares and the Promissory Note for their own account and not with a view to resale or distribution and no agreements, arrangements or understandings exist with respect to the transfer, sale, voting or disposition of such securities;

                    (g) the Stockholders understand that stop transfer instructions relating to the Common Stock and the Promissory Note will be placed in MCSC's stock register and that the certificates representing New MCSC Shares will bear legends which shall read:

          "The shares of Common Stock [OR THIS PROMISSORY NOTE] represented by this certificate have been issued pursuant to a claim

AGREEMENT AND PLAN OF REORGANIZATION
PAGE 25



          of exemption from the registration or qualification requirements of federal and state securities laws and may not be sold or transferred without registration or qualification or otherwise except pursuant to an applicable exemption therefrom as evidenced by an opinion of counsel satisfactory to the issuer hereof."

          "Except with the prior written consent of Miami Computer Supply Corporation, the shares of Common Stock [OR THIS PROMISSORY NOTE] represented by this certificate may not be sold, pledged, hypothecated, gifted or otherwise transferred or disposed of until [THE DATE WHICH IS 270 DAYS AFTER THE CLOSING DATE.]"

                    (h) the Stockholders realize that (i) the acquisition of the New MCSC Shares and the Promissory Note is a long-term investment; (ii) the Stockholders must bear the economic risk of such investment until the restrictive holding period expires and because the New MCSC Shares and the Promissory Note have not been registered under the Securities Act or any similar state law, they cannot be sold unless so registered or an exemption from registration is available; and

                    (i) the Stockholders believe that an investment in the New MCSC Shares and the Promissory Note is suitable for them based upon their investment objectives and financial needs and the Stockholders have adequate means of providing for their current financial needs and have no need for liquidity of their investment with respect to the New MCSC Shares and the Promissory Note.

               3.22 UPDATING OF SCHEDULES. To and including the Closing Date, BRITCO and the Stockholders shall notify MCSC of any changes, additions or events which may cause any change in or addition to any Schedules delivered by them under this Agreement, promptly after the occurrence of same and no later than the Closing Date by delivery of updates of all Schedules, including future quarterly and annual Financial Statements. No notification made pursuant to this Section 3.22 shall be deemed to cure any breach of any representation or warranty made in this Agreement or any Schedule unless such breach resulted from circumstances wholly outside of the control of BRITCO or the Stockholders or unless MCSC shall specifically agree thereto in writing, nor shall any such notification be considered to constitute or give rise to a waiver by MCSC of any condition set forth in this Agreement unless specifically waived in writing by MCSC.

               3.23 OWNERSHIP OF MCSC COMMON STOCK.  Except as set forth in
SCHEDULE 3.23, as of the date hereof, neither BRITCO nor any Stockholder nor any of their Affiliates or Associates, (i) beneficially own, directly or indirectly, or (ii) are parties to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of MCSC Common Stock.

AGREEMENT AND PLAN OF REORGANIZATION
PAGE 26


               3.24 TRANSACTIONS WITH AFFILIATES. Other than this Agreement, BRITCO is not bound by or a party to any contract with, does business with or has any obligations or liabilities to any Stockholder or any Affiliate or Associate of any Stockholder. As used in this Agreement, an "Affiliate" of, or a Person "Affiliated" with, a specified person, is a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. Moreover, as used in this Agreement, the term "Associate" used to indicate a relationship with any Person, means: (a) any corporation or organization (other than BRITCO) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, (b) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a director or officer of the corporation or organization or any of its parents or subsidiaries.

               3.25 BANK ACCOUNTS. SCHEDULE 3.25 sets forth the names and locations of all banks or other financial institutions in which BRITCO has an account or safe deposit box and the names of all Persons authorized to draw thereon or to have access thereto. At the Closing, BRITCO will deliver to MCSC copies of all records, including all signature or authorization cards pertaining to such bank accounts and safe deposit boxes and will assign such authorization to MTAC or MCSC and provide evidence satisfactory to MCSC that such assignment will be effective immediately subsequent to the Closing and, at such time, no Stockholder or Person determined by MTAC or MCSC to be unauthorized shall have the authority to access such accounts or safe deposit boxes or draw on such accounts.

               3.26 CORRECT INFORMATION. All representations, warranties, covenants, schedules, exhibits, documents, certificates, reports or statements furnished or to be furnished to MCSC by or on behalf of BRITCO or the Stockholders in connection with this Agreement or the transactions contemplated hereby are true, complete and accurate in all material respects.
 Without limiting the specificity of such representations or warranties made in this Agreement or information furnished pursuant hereto to MCSC, to the best knowledge of BRITCO and its Stockholders, neither BRITCO nor any of the Stockholders has failed to disclose to MCSC any facts material to the Business, operations, condition (financial or otherwise), liabilities, assets, earnings, working capital or prospects of BRITCO.

       ARTICLE 4.0  REPRESENTATIONS AND WARRANTIES OF MCSC.

               MCSC hereby represents and warrants to BRITCO as follows:

               4.1  STRUCTURE; STATUS.

                    (a) MCSC.

                         (i)  The authorized capital stock of MCSC consists of

AGREEMENT AND PLAN OF REORGANIZATION
PAGE 27

30,000,000 shares of MCSC Common Stock and 5,000,000 shares of MCSC preferred stock, no par value par share ("MCSC Preferred Stock"). As of October 8, 1997, there were 4,020,776 shares of MCSC Common Stock issued and outstanding, and there were no shares of MCSC Preferred Stock issued and outstanding. All outstanding shares of MCSC Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and none of the outstanding shares of MCSC Common Stock has been issued in violation of the preemptive rights of any person, firm or entity. As of the date hereof, there are no Rights authorized, issued or outstanding with respect to the capital stock of MCSC, except for (A) shares of MCSC Common Stock issuable pursuant to the MCSC 1996 Stock Option Plan and the MCSC Non-Employee Directors Stock Option Plan and (B) by virtue of this Agreement and (C) pursuant to certain agreements to acquire the stock or assets of other entities.

                         (ii) MCSC is a corporation duly organized, validly
existing and in good standing under the laws of the State of Ohio, has full power and authority to carry on its businesses as it is now conducted and to own, lease and operate the property and assets that it now owns, leases and operates and to execute and deliver this Agreement and to perform the transactions contemplated hereby.

                    (b) MTAC.

                         (i) At the Closing Date, the authorized capital
stock of MTAC will consist of one thousand (1,000) shares of MTAC common stock, no par value per share ("MTAC Common Stock"), all of which shares will be issued and outstanding and owned beneficially and of record by MCSC. At the Closing Date, all outstanding shares of MTAC Common Stock will have been duly authorized and validly issued and will be fully paid and non-assessable, and none of the outstanding shares of MTAC Common Stock will have been issued in violation of the preemptive rights of any person, firm or entity. As of the Closing Date, there will be no Rights authorized, issued or outstanding with respect to the capital stock of MTAC.

                         (ii) MTAC will, at the Closing Date, be a
corporation duly organized, validly existing and in good standing under the laws of the State of Texas, will have the full power and authority to execute and deliver this Agreement and to enter into the Merger and perform the transactions contemplated hereby.

               4.2 AUTHORITY; NO CONFLICT. The execution, delivery and performance of this Agreement and the transactions contemplated hereby by MCSC and MTAC have been or will be duly and effectively authorized by all necessary corporate action of MCSC and MTAC, respectively, and this Agreement is and will be a valid and legally binding obligation of MCSC and MTAC, respectively, enforceable in accordance with its terms except to the extent that enforceability may be limited by bankruptcy, reorganization, insolvency or other laws affecting the enforcement of creditors' rights generally or the availability of equitable remedies subject to the discretion of the court. A CERTIFIED copy of the resolutions of the Boards of Directors of MCSC and MTAC will be delivered to BRITCO, and such copies will be complete and correct and such

AGREEMENT AND PLAN OF REORGANIZATION
PAGE 28

resolutions will be in full force and effect on the date thereof. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby by MCSC and MTAC will not: (i) require the approval or consent of any governmental or regulatory body, except for compliance with applicable federal and state ("blue sky") securities laws in connection with the issuance of the New MCSC Shares pursuant to this Agreement and the filing of Articles of Merger with the Secretary of State of the State of Texas pursuant to Section 5.04 of the TBCA; (ii) require the approval or consent of any other person or entity except for the approval of the Merger by MCSC as the sole stockholder of MTAC; (iii) violate any provision of MCSC's or MTAC's Articles of Incorporation or Bylaws; or (iv) violate any statute, law or regulation as such statute, law or regulation relates to MCSC or MTAC.

               4.3 BROKER'S OR FINDER'S FEES. No agent, broker, person or firm acting on behalf of MCSC or MTAC is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto in connection with any of the transactions contemplated herein.

               4.4 LITIGATION; ORDERS. Except as set forth on SCHEDULE 4.4, there are no claims, actions, suits, or proceedings, grievances, arbitrations, investigations or inquiries pending or, to the best knowledge of MCSC, threatened, at law or in equity or before or by any federal, state, local, foreign or other governmental department, commission, board, arbitrator(s), agency, instrumentality or authority by or against MCSC which restrains or prohibits or which may restrain or prohibit or otherwise affect, the consummation of the transactions contemplated hereby.

               4.5 AUTHORIZED MCSC COMMON STOCK. MCSC has sufficient authorized shares of common stock in order to issue the MCSC Common Stock to the Stockholders at the Closing. The MCSC Common Stock to be issued to the Stockholders pursuant to Section 2.3(b) hereof shall, on the Closing Date, be duly authorized, validly issued, fully paid and non-assessable and free and clear of all Liens of MCSC. As of the date hereof and the Closing Date, the MCSC Common Stock is and will be qualified and listed on the Nasdaq National Market System and MCSC knows of no restriction on the ability of the MCSC Common Stock to trade thereon, except for the restrictions set forth herein and those resulting from applicable law, regulation and the rules of the Nasdaq.

               4.6 ACCURACY AND COMPLETENESS OF REPORTS. MCSC has delivered a true, correct and complete copy of the annual report submitted to its shareholders for its fiscal year ended December 31, 1996 ("Annual Report"), the Proxy Statement for the 1997 Annual Meeting of Stockholders ("Proxy Statement") and the Form 10-Q for the quarter ended September 30, 1997 ("Form 10-Q"). The Annual Report, Proxy Statement and Form 10-Q do not contain any untrue statement of a material fact, and do not omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading.

          ARTICLE 5.0  COVENANTS.

               5.1 COVENANTS OF BRITCO. Except as contemplated by this Agreement or

AGREEMENT AND PLAN OF REORGANIZATION
PAGE 29

as expressly agreed to in writing by MCSC, during the period from the date of this Agreement to the Closing Date, BRITCO will conduct its operations according to its ordinary and usual course of business consistent with past practice, will use its best efforts to preserve intact its business organization, to keep available the services of its officers and employees and to maintain satisfactory relationships with licensors, licensees, vendors, employees, contractors, distributors, customers and others having business relationships with it. Without limiting the generality of the foregoing and except as otherwise expressly provided in this Agreement, prior to the Closing Date, BRITCO will not, without the prior written consent of
MCSC:

                    (a) pay any dividends or other distributions (cash or otherwise) on or redeem or repurchase or otherwise acquire its capital stock, subdivide or reclassify its shares of capital stock, pay any bonus, increase the wages or salaries of its employees, increase the fees to its directors, increase compensation to any consultants or other professionals, commit itself to any new or renewed collective bargaining agreement or to any additional pension, profit-sharing, bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other compensation or benefit plan, agreement or arrangement, or to any employment or consulting agreement with or for the benefit of any person, to amend or make any payment or contribution (other than in the ordinary course of business and consistent with past practice) with respect to any of such plans or any of such agreements in existence on the date hereof except as may be required to comply with applicable law, notice of which shall be provided to MCSC;

                    (b) except in the ordinary course of business or as otherwise contemplated hereby purchase, dispose of, or encumber, or agree to sell, transfer, mortgage or otherwise dispose of or encumber, any of its properties or assets or make any capital expenditure in excess of $5,000;

                    (c) except as otherwise contemplated hereby, enter into any other agreements, commitments or contracts which, individually or in the aggregate, are material to BRITCO, except agreements, commitments or contracts for the purchase, sale or lease of goods or services in the ordinary course of business, consistent with past practice and not in excess of current requirements, or otherwise make any material change in the conduct of its business or operations of BRITCO;

                    (d) authorize, recommend, propose or announce an intention to authorize, recommend, propose, or enter into any agreement in principle or an agreement with respect to any merger, consolidation or business combination (except for this Agreement), any acquisition of a material amount of assets or securities, any disposition of a material amount of assets or securities or any material change in its capitalization, or any entry into a material contract or any amendment or modification of any material contract or any release or relinquishment of any material contract rights not in the ordinary and usual course of business;

                    (e) incur or guarantee any obligation or liability (whether absolute,

AGREEMENT AND PLAN OF REORGANIZATION
PAGE 30

accrued, contingent or otherwise and whether due or to become due) material to BRITCO or pay, discharge or satisfy any Lien or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due), other than liabilities shown or the balance sheet as of September 30, 1997 in the Financial Statements and immaterial liabilities incurred after the date thereof in the ordinary course of business in normal amounts, and no such payment, discharge or satisfaction shall be affected other than in accordance with the ordinary payment terms relating to the liability paid, discharged or satisfied;

                    (f) permit or allow its properties or assets, real, personal or mixed, tangible or intangible, to be mortgaged, pledged or subjected to any Lien, except for Permitted Liens;

                    (g) cancel any debts or claims except in the ordinary course of business and consistent with past practice, or waive any rights of material value;

                    (h)  permit an Intellectual Property right to lapse;

                    (i) issue, grant or sell any shares of its capital stock or any equity interest or security, or issue, grant or sell any security, option, warrant, call, subscription or other right of any kind, fixed or contingent, that directly or indirectly calls for the issuance, sale, pledge or other disposition of any shares of its capital stock or any equity interest or security;

                    (j) make any change in any accounting principles, practices or methods, including their principles, practices or methods relating to calculation of reserves for receivables;

                    (k) pay, loan, or advance any amount to or in respect of, or sell, transfer or lease any property or assets (real, personal or mixed, tangible or intangible) to, or enter into any transaction with or for the benefit of, any Stockholder or any of their respective Affiliates or Associates;

                    (l) enter into any lease or sub-lease of real property or material lease of personal property;

                    (m) terminate or amend, or fail to perform any of its obligations or cause any breach under, any contract set forth in SCHEDULE
3.12. BRITCO will exercise its commercially reasonable efforts to renew each of the contracts set forth on SCHEDULE 3.12 which is scheduled to terminate prior to the Closing Date;

                    (n)  will not permit the insurance referred to in
SCHEDULE 3.17 to lapse, expire, terminate or be cancelled;

                    (o) violate in any material respect any laws, regulations, or orders

AGREEMENT AND PLAN OF REORGANIZATION
PAGE 31

applicable to it and its properties, operations, business and employees;

                    (p)  amend its Articles of Incorporation or Bylaws; or

                    (q)  agree to do any of the foregoing.

               5.2 NO SOLICITATION. Neither BRITCO nor the Stockholders shall, and BRITCO and the Stockholders shall use their best efforts to cause BRITCO's officers, directors, employees, agents, Affiliates and representatives (including, without limitation, investment bankers, attorneys and accountants) not to, directly or indirectly, (i) initiate contact with, solicit or encourage any inquiries or proposals by, or (ii) except as required by applicable law as advised in writing by counsel reasonably acceptable to MCSC, enter into any discussions or negotiations with, or disclose directly or indirectly any information not customarily disclosed concerning its Business and properties to, or afford any access to its properties, books and records to, any Person or other entity or group in connection with any possible proposal (an "Acquisition Proposal") regarding a sale of BRITCO's capital stock or a merger, consolidation, or sale of all or a substantial portion of the assets of BRITCO, or any similar transaction. BRITCO will notify MCSC immediately if any discussions or negotiations are sought to be initiated, any inquiry or proposal is made, or any such information is requested, with respect to an Acquisition Proposal or potential Acquisition Proposal or if any Acquisition Proposal is received or indicated to be forthcoming. The foregoing restrictions on disclosures shall not apply to disclosures required to be made by any law, regulation or order of a court or governmental agency of competent jurisdiction; provided, however, before any disclosure is made BRITCO shall notify MCSC immediately of any such request for information and shall take all reasonable action to support any request or motion MCSC may make for confidential treatment or a protective order.

               5.3 STOCKHOLDER APPROVAL. As soon as practical after the execution of this Agreement, BRITCO will take all steps necessary to obtain any other requisite written consent of the Stockholders, for the purpose of adopting and approving this Agreement, and the Merger and the transactions contemplated hereby and for such other purposes as may be necessary or desirable. BRITCO shall provide to its Stockholders certain information regarding this Agreement, the Merger, the transactions contemplated hereby and the MCSC Common Stock, which information shall be reasonably satisfactory to MCSC prior to its dissemination to them. The Board of Directors of BRITCO has unanimously determined that this Agreement is advisable and in the best interests of the stockholders of BRITCO and will (i) recommend to the Stockholders the adoption and approval of this Agreement and the transactions contemplated hereby and (ii) use their best efforts to obtain the necessary approvals by the Stockholders of this Agreement, the Merger and the transactions contemplated hereby. The Stockholders shall, by virtue of their execution of this Agreement be deemed to have provided their written consent to the Merger and to have waived any rights they may have under Texas law to dissent therefrom and to seek the fair value of their shares of BRITCO Common Stock in cash.

AGREEMENT AND PLAN OF REORGANIZATION
Page 32

               5.4  ACCESS TO INFORMATION; CONFIDENTIALITY.

                    (a) ACCESS TO INFORMATION. Between the date of this Agreement and the earlier of the Closing Date or the date of the termination of this Agreement, BRITCO shall provide to MCSC and its representatives full access to its premises, properties, equipment, books and records as are related to the Business and shall make its directors, officers, employees and agents available to confer with MCSC and its representatives; and during such period, BRITCO shall: (i) disclose and make available to MCSC and its representatives all documents and records relating to the assets, properties, operations, obligations and liabilities of BRITCO, including but not limited to, all books of account (including the general ledger), tax records and returns, minute books of directors', committees', and stockholders' meetings, organizational documents, material contracts, customer list and agreements, filings with and communications from any Governmental Authority, litigation files, accountants' work papers, plans or records relating to employees and any other business activities of BRITCO as MCSC or its representatives may require; and (ii) promptly furnish to MCSC all other information concerning BRITCO's Business, properties and personnel as MCSC may request. During this period, MCSC may perform any review, analysis or testing that it, in its sole discretion, deems appropriate. MCSC will use its best efforts not to unduly interfere with the business operations of BRITCO during such review. Throughout this period, BRITCO will cause Mrs. and Mr. Ferguson and one or more other designated representatives to confer with MCSC's representatives on a regular and frequent basis and to report the general status of BRITCO's ongoing condition and operations. In addition, BRITCO will permit MCSC to communicate with its agents, customers and creditors. BRITCO will immediately notify MCSC of any material change in the ordinary course of its business or in the operations of its properties or of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) or the institution, continuation or the threat of litigation involving BRITCO or its Affiliates or affiliated persons and will keep MCSC fully informed of such events.

                    (b) CONFIDENTIALITY. MCSC will hold and will cause its employees, officers, directors, consultants and advisors to hold in strict confidence, unless compelled to disclose by judicial or administrative process and then only with written notice prior to disclosure to BRITCO, all documents and information concerning BRITCO furnished to MCSC in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (i) previously known by MCSC other than through a breach of a confidentiality agreement by a third party;
(ii) in the public domain through no fault of MCSC; or (iii) later lawfully acquired by MCSC from other sources) (the "Confidential Information") and will not release or disclose the Confidential Information to any other person, except its auditors, attorneys, financial advisors and other consultants and advisors and lending institutions (including banks) or lending authorities in connection with this Agreement (it being understood that such persons shall be informed by MCSC of the confidential nature of such information and shall be directed by MCSC to treat such information confidentially). If the transactions contemplated by this Agreement are not consummated, such confidence shall be maintained for a period of one year from the date of termination of this Agreement, except to the extent the Confidential Information

AGREEMENT AND PLAN OF REORGANIZATION
Page 33

comes into the public domain through no fault of MCSC. If requested by BRITCO, MCSC will return to BRITCO, all physical materials furnished by BRITCO to MCSC or their respective agents, representatives or advisors and all copies thereof, in whatever medium, and all materials prepared by MCSC which evaluate or reflect the Confidential Information. It is understood that MCSC shall be deemed to have satisfied its obligation to hold the Confidential Information confidential if it exercises the same care as it takes to preserve confidentiality for its own similar information. BRITCO will be entitled to equitable relief in the event of a breach by MCSC of the provisions contained in this Section 5.4.

               5.5 CONSENTS; EFFORTS TO CONSUMMATE. BRITCO and MCSC will each use their respective best efforts to obtain consents of all third parties and Governmental Authorities necessary to the consummation of the transactions contemplated by this Agreement. Each of BRITCO and MCSC agree to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective, as soon as practicable after the date of this Agreement and after the Closing Date thereof, the transactions contemplated by this Agreement, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated herein.

               5.6 PUBLIC ANNOUNCEMENTS. BRITCO and MCSC will consult with each other before issuing any press release or otherwise making any public statements with respect to the Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or judicial or administrative process.

AGREEMENT AND PLAN OF REORGANIZATION
Page 34

               5.7  INDEMNIFICATION.

                    (a) INDEMNIFICATION BY THE STOCKHOLDERS. The Stockholders, jointly and severally, agree to indemnify and hold MCSC, and its respective officers, directors, employees and agents and their respective heirs, successors and assigns (collectively, the "MCSC Group"), harmless against, and to reimburse MCSC Group for any Damage or Tax imposed on or incurred by any of the MCSC Group (a "MCSC Loss") because of or arising from or related to or in connection with: (i) any breach of any of BRITCO's or the Stockholders' representations or warranties or any failure to perform or violation of any agreement or covenant on the part of BRITCO or the Stockholders under this Agreement or under any other agreement referred to herein or contemplated hereby to which BRITCO or the Stockholders is a signatory; (ii) any claims (other than claims by vendors which have been disclosed by BRITCO as set forth in SCHEDULE 5.7) arising out of, relating to or in connection with the Business of BRITCO prior to, and including, the Closing Date (including without limitation any claims relating to the products sold by BRITCO prior to and including the Closing Date or relating to the employment practices of BRITCO); (iii) any Damages or Tax caused by BRITCO resulting from any investigation, suit, action or other proceeding by or before any Governmental Authority which seeks Damages or Taxes to restrain, modify, prohibit or revoke, or seeks other relief in connection with, the consummation of this transaction due to fault or liability of BRITCO; and (iv) any and all actions, suits, proceedings, demands, assessments, judgments, out-of-pocket costs and reasonable attorneys' fees (in preparation, at trial and on appeal) of any nature incident to the foregoing.

                    (b) INDEMNIFICATION BY MCSC. MCSC agrees to indemnify and hold BRITCO and the Stockholders, and BRITCO's respective officers, directors, employees and agents and their respective heirs, successors and assigns (collectively, the "BRITCO Group"), harmless against, and to reimburse BRITCO Group for any Damage or Tax imposed on or incurred by any of BRITCO Group (a "BRITCO Loss") because of or arising from or related to or in connection with: (i) any breach of any of MCSC's representations or warranties or any failure to perform or violation of any agreement or covenant on the part of MCSC under this Agreement or any other agreement referred to herein or contemplated hereby; (ii) any claims arising out of, or relating to or in connection with the business of MTAC or its Affiliates, successors or assigns subsequent to the Closing Date (including any claims relating to the sale of the products by MTAC after the Closing Date) except for claims resulting from the action or non-action of the Stockholders acting in their capacity as employees of MTAC after the Closing Date; (iii) any Damage or Tax caused by MCSC resulting from any investigation, suit, action or other proceeding by or before any Governmental Authority which seeks Damages or Taxes or to restrain, modify, prohibit or revoke, or seeks other relief in connection with, the consummation of this transaction due to fault or liability of MCSC; and (iv) any and all actions, suits, proceedings, demands, assessments, judgments, out-of-pocket costs and reasonable attorneys' fees (in preparation, at trial and on appeal) of any nature incident to the foregoing.

                    (c) LIMITATIONS ON INDEMNIFICATION. No indemnification payment shall be made by the Stockholders pursuant to this Agreement, until the amounts which the MCSC

AGREEMENT AND PLAN OF REORGANIZATION
Page 35

Group would otherwise be entitled to receive as indemnification aggregate at least $50,000.00 and MCSC shall have been unable to recover such amounts from any applicable insurance MCSC or MTAC may have, at which time MCSC Group shall be entitled to receive payment of all such amounts in excess of $50,000.00. No indemnification payment shall be made by MCSC pursuant to this Agreement, until the amounts which BRITCO Group would otherwise be entitled to receive as indemnification aggregate at least $50,000.00 and BRITCO or the Stockholders shall have been unable to recover such amounts from any applicable insurance BRITCO or the Stockholders may have, at which time BRITCO Group shall be entitled to receive payment of all such amounts in excess of $50,000.00.

                    (d) NOTICE. The indemnified party shall promptly notify the indemnifying party of any claim that is reasonably likely to give rise to a claim for indemnification under this Agreement (a "Damage Claim") asserted by such party or by a third party, stating, to the extent known, with detailed specificity the nature and basis of the Damage Claim. The failure to give promptly any such notice shall not relieve the indemnifying party from any liability hereunder with respect to the subject matter of any Damage Claim except to the extent that the indemnifying party has actually been damaged by such failure. If the indemnifying party shall have confirmed in writing its obligation to indemnify for any liability asserted in any Damage Claim, the indemnifying party shall have, at its election, the right to compromise or defend such Damage Claim involving the assertion of liability by a third party at the indemnifying party's sole expense, through counsel chosen by it, provided that, in conducting such defense, settlement and compromise: (i) the indemnifying party shall not permit to exist any lien, encumbrance or other adverse charge upon any asset or business of the indemnified party; (ii) the indemnifying party shall cause its counsel to consult with the indemnified party and, if applicable, the indemnifying party's counsel and keep them fully advised of the progress of the defense, settlement and compromise; and (iii) the indemnifying party shall promptly reimburse the indemnified party for the full amount of any Damages resulting from such Damage Claim except to the extent otherwise provided herein. If the indemnifying party is required hereunder or elects to conduct the defense of such Damage Claim, the indemnified party shall cooperate with the indemnifying party in connection therewith and shall be entitled to participate in the defense thereof and to appoint counsel for that purpose, except that the cost of any such participating counsel shall be solely for the account of the indemnified party and the indemnifying party shall have no responsibility therefor unless: (i) the indemnifying party shall have disputed its potential liability under the alleged Damage Claim or shall not have notified the indemnified party that it will assume the defense of such Damage Claim and shall not have designated counsel reasonably acceptable to the indemnified party within a reasonable time of the notice of such Damage Claim; or (ii) the named parties to any proceeding with respect to such Damage Claim (including any impleaded parties) include both the indemnified party and the indemnifying party and representation of both parties by the same counsel would be, in the opinion of counsel selected by the indemnifying party, inappropriate due to actual or potential differing interests between them. As long as the indemnifying party is contesting any such Damage Claim in good faith in accordance with the foregoing requirements, the indemnified party shall not pay or settle any such Damage Claim. Notwithstanding the foregoing, the indemnified party may pay or settle any such Damage Claim at

AGREEMENT AND PLAN OF REORGANIZATION
Page 36

any time, provided that the indemnified party waives any right to indemnity therefor by the indemnifying party.

                    (e) DEFENSE. In the event that the indemnifying party fails within thirty (30) calendar days after the receipt of notice of such Damage Claim to notify the indemnified party and to confirm in writing its obligation to indemnify for any liability in such Damage Claim, the indemnified party shall have the right to defend, settle or compromise the Damage Claim in its discretion; provided, however, that the indemnifying party shall have the right to participate in the defense of such Damage Claim at its own expense. The indemnifying party shall promptly reimburse the indemnified party for the full amount of any Damages resulting from such Damage Claim and any defense, settlement or compromise thereof and all reasonable related costs incurred by the indemnified party, subject to the limitations set forth in Section 5.7(c).

                    (f) NONEXCLUSIVE REMEDY. The indemnification provisions in this Agreement shall not be deemed to preclude the exercise of any other rights or the pursuit of any other remedies for the breach of this Agreement or with respect to any misrepresentations or breaches of representations, warranties or covenants by either BRITCO, on the one hand, or MCSC on the other hand.

               5.8 EXISTENCE. The Stockholders, to the extent within their control, and BRITCO will take such action as may be necessary to maintain, preserve, renew and keep in full force and effect BRITCO's existence (corporate or otherwise), rights and franchises.

               5.9 ARTICLES OF MERGER. BRITCO and MTAC shall, on the Closing Date, execute and file Articles of Merger with the Secretary of State of the State of Texas to effectuate the Merger and will file Articles of Amendment to the Articles of Incorporation of MTAC to change the corporate name of MTAC to "BRITCO, Inc."

               5.10 B.B.S.X., INC. The Stockholders covenant and agree that from and after the Closing Date, and as long as B.B.S.X., Inc. is an Affiliate of the Stockholders, the business of B.B.S.X., Inc. shall not be expanded from its present ordinary course of business in a manner that is competitive with the business of MTAC or MCSC. The Stockholders shall cause B.B.S.X., Inc. to execute and deliver to MTAC and MCSC a non-competition and non-interference agreement at Closing on terms substantially as set forth in EXHIBIT E, attached hereto and made a part hereof. MCSC and MTAC covenant and agree that B.B.S.X., Inc. may continue its present ordinary course of business after the Closing Date.

AGREEMENT AND PLAN OF REORGANIZATION
Page 37

          ARTICLE 6.0  GENERAL MATTERS.

               6.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND RELATED AGREEMENTS. All of the terms, conditions, warranties, representations, covenants, and agreements contained in or made pursuant to this Agreement shall survive the Closing for a period of two (2) years after the Effective Time and the indemnity provisions of Section 5.7(b) shall survive and expire in accordance with its terms and the indemnity provisions of Section 5.7(a) shall be valid and effective for a period of one (1) year after the Effective Time, notwithstanding any investigation made by or knowledge of any of the parties to this Agreement or any of their respective successors or assigns. All covenants of the parties that are to be performed after Closing shall continue and expire in accordance with their respective terms. If at the end of any of such period or term, a claim has been asserted hereunder and still is pending or unresolved, such period or term shall continue to survive until the claim finally is terminated or otherwise resolved.

               6.2 COVENANT NOT TO DISCLOSE. The Stockholders hereby covenant and agree, that as the owners and operators of the Business of BRITCO, they possess certain data and knowledge of operations of the Business of BRITCO which are proprietary in nature and confidential. The Stockholders covenant and agree that they not, and will direct each BRITCO director, officer, employee or agent not to, at any time after the Closing, reveal, divulge or make known to any person (other than MCSC) or use for their own account or for the account of any person, firm, corporation or other organization, any confidential or proprietary customer list, vendor list, sales method, record, data, trade secret, pricing policy, bid amount, bid strategy, rate structure, personnel policy, method or practice of soliciting or obtaining or doing business by BRITCO or any Business Know-How or other confidential or proprietary information whatsoever relating to BRITCO or, whether or not obtained with the knowledge and permission of MCSC (exclusive of any information which at the time of disclosure is generally available to and known by the public or information which is required to be disclosed by administrative or judicial process of an agency or court of competent jurisdiction, other than as a result of any unauthorized disclosure by BRITCO or the Stockholders). The Stockholders further covenant and agree that they shall not divulge any such confidential or proprietary information which they may acquire during any transition period in which they are employed or assist or consult with MCSC to facilitate the transfer and the continued success of the Business of BRITCO, and the Stockholders will hold such confidential and proprietary information in trust for the sole benefit of MCSC and its successors and assigns as set forth herein.

               6.3 NON-INTERFERENCE AGREEMENT. The Stockholders will not, at any time after the Closing, directly or indirectly, for whatever reason, whether for their own account or for the account of any other person, firm, corporation or other organization: (i) engage in any activity which would compete with the business of MCSC or the Surviving Corporation in the market areas in which MCSC and BRITCO now do business for a period of the later of one (1) year from the Closing Date or the date of termination of their respective employment agreements; (ii) solicit, employ or otherwise interfere with any of BRITCO's or MCSC's existing or potential contracts or

AGREEMENT AND PLAN OF REORGANIZATION
Page 38

relationships with any customer, affiliate, employee, officer, director, supplier, vendor or any independent contractor whether the person is employed by or associated with BRITCO or with MCSC on the Closing Date or at any time thereafter; or (iii) solicit or otherwise interfere with any existing or proposed contract between BRITCO or MCSC and any other party whatsoever.

               6.4 USE OF BRITCO'S NAME. BRITCO hereby agrees that after the Closing the Surviving Corporation shall have the right to use BRITCO's name as its corporate title and MCSC or the Surviving Corporation shall have the right to use BRITCO's name on products sold by MCSC or the Surviving Corporation following the Closing Date.

               6.5  BENEFIT PLANS AND ARRANGEMENTS

                    (a) PLAN PARTICIPATION. As soon as administratively practicable after the Effective Time, MCSC shall take all reasonable action so that employees of the Surviving Corporation shall be entitled to participate in the MCSC employee benefit plans of general applicability, and until such time the employee plans of BRITCO shall remain in effect. For purposes of determining eligibility to participate in and the vesting of benefits (but not for purposes of benefit accrual) under the MCSC employee plans, MCSC shall recognize years of service with BRITCO prior to the Effective Time.

                    (b) EMPLOYMENT. All employees of BRITCO as of the Effective Time may, at the discretion of the Board of Directors of the Surviving Corporation, become employees of the Surviving Corporation as of the Effective Time, provided that, except as set forth in Section 6.5(c), below, neither MCSC nor the Surviving Corporation shall have any obligation to continue the employment of any such person and nothing contained in this Agreement shall give any employee of the Surviving Corporation a right to continuing employment with the Surviving Corporation after the Effective Time.

                    (c) EMPLOYMENT AGREEMENTS. On the Closing Date, the Surviving Corporation and each of Mrs. and Mr. Ferguson shall execute an employment agreement in the form as set forth as EXHIBITS A AND B, respectively, attached hereto and made a part hereof, which shall commence upon the Closing Date. Said employment agreement shall be separate and independent from this Agreement and such employment agreements shall stand alone and not be connected in its operation or with respect to the rights and remedies of the parties thereto.

               6.6 FAILURE TO FULFILL CONDITIONS. In the event that either of the parties hereto determines that a condition to its respective obligations to consummate the transactions contemplated may not be fulfilled on or prior to the termination of this Agreement, it will promptly notify the other party. Each party will promptly inform the other party of any facts applicable to it that would be likely to prevent or materially delay approval of the Merger by any Governmental Authority or third party or which would otherwise prevent or materially delay completion of the Merger.

AGREEMENT AND PLAN OF REORGANIZATION
PAGE 39


               6.7 COMMON STOCK RESTRICTIONS. Except with the prior written consent of MCSC, the New MCSC Shares to be delivered to the Stockholders at the Closing shall not be sold, pledged, hypothecated, gifted or otherwise transferred or disposed of until the date which is 270 days after the Closing Date and all certificates representing such shares of Common Stock shall contain a legend to such effect, as set forth in Section 3.21(f).

          ARTICLE 7.0  CONDITIONS TO OBLIGATIONS OF MCSC AND MTAC TO
CONSUMMATE.

               The obligations of MCSC and MTAC to consummate the Agreement are subject to the satisfaction or, unless prohibited by law, the waiver by MCSC and MTAC of each of the following conditions:

               7.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of BRITCO and the Stockholders contained herein shall be true, complete, and accurate in all material respects on the date of this Agreement and on the Closing Date as though such representations and warranties were made at and on such date.

               7.2 PERFORMANCE. BRITCO and the Stockholders shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be so performed or complied with by them at or prior to the Closing.

               7.3 CONSENTS AND APPROVALS. All necessary consents and approvals of any Governmental Authority or any third party required for consummation of the transactions contemplated by this Agreement shall have been obtained.

               7.4 STOCKHOLDER APPROVAL. The stockholders of BRITCO shall have approved the Agreement by the vote required by applicable law after full disclosure of the terms and conditions of this Agreement and the transactions contemplated thereby.

               7.5 DELIVERY OF DOCUMENTS. At or before the Closing, BRITCO and the Stockholders shall have executed and delivered to MCSC and MTAC certain documents, including, but not limited to: (i) a certificate dated the Closing Date executed by the President and Secretary of BRITCO evidencing compliance with the conditions set forth in this Article 7; (ii) the surrender by the Stockholders of the certificates representing 100% of the issued and outstanding shares of BRITCO Common Stock, duly endorsed in blank (or as required by MCSC); (iii) the Articles of Merger executed by a duly authorized officer of BRITCO; (iv) the receipt for the delivery of the New MCSC Shares by the Stockholders; (v) the opinion of William E. York, Esq., counsel to BRITCO, addressed to the Board of Directors of MCSC substantially in the form of EXHIBIT C; and (vi) such other documents as MCSC or its counsel may reasonably require. All such documents shall be in form and substance satisfactory to MCSC. BRITCO and the Stockholders agree to use their best efforts to ensure that the conditions set forth herein are satisfied.

               7.6 NO LITIGATION. None of the parties hereto shall be a party to, or shall

AGREEMENT AND PLAN OF REORGANIZATION
PAGE 40


have received notice of, any suit, claim or proceeding or threatened suit, claim or proceeding to enjoin or restrain any or all of the transactions contemplated herein or to nullify or render ineffective all or any part of such transactions if accomplished or alleging Damages in connection therewith.

               7.7 NO MATERIAL CHANGE. No change, event, development or combination of developments shall have occurred which, individually or in the aggregate, has resulted in or could reasonably be expected to result in a material adverse change in the Business, condition (financial or otherwise) or prospects of BRITCO.

          ARTICLE 8.0 CONDITIONS TO OBLIGATIONS OF BRITCO AND THE STOCKHOLDERS TO CONSUMMATE.

               The obligations of BRITCO and the Stockholders to consummate this Agreement are subject to the satisfaction or, unless prohibited by law, the waiver by BRITCO and the Stockholders of each of the following conditions:

               8.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of MCSC contained herein shall be true, complete, and accurate in all material respects on the date of this Agreement and on the Closing Date as though such representations and warranties were made at and on such date.

               8.2 PERFORMANCE. MCSC and MTAC shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be so performed or complied with by it at or prior to the Closing.

               8.3 CONSENTS AND APPROVALS. The sole stockholder of MTAC and, if necessary, the stockholders of MCSC shall have approved this Agreement in accordance with applicable law. All necessary consents and approvals of any Governmental Authority or any third party required for consummation of the transactions contemplated by this Agreement shall have been obtained.

               8.4 OFFICERS' CERTIFICATE. MCSC shall have delivered to BRITCO a certificate signed by a duly authorized officer, dated the Closing Date, certifying the fulfillment of the conditions specified in Sections 8.1 and 8.2 of this Agreement.

               8.5 PAYMENT OF CASH AND THE NEW MCSC SHARES. Against receipt of the certificates representing 100% of the issued and outstanding shares of BRITCO Common Stock, MCSC shall have delivered to the Stockholders on the Closing Date the Promissory Note and the New MCSC Shares as set forth in
Section 2.3(b) hereof.

               8.6 EMPLOYMENT AGREEMENTS. The Surviving Corporation shall have executed the Employment Agreements at the Closing in the form of EXHIBITS A AND B, attached

AGREEMENT AND PLAN OF REORGANIZATION
PAGE 41


hereto.

               8.7 NO LITIGATION. None of the parties hereto shall be a party to, or shall have received notice of, any suit, claim or proceeding or threatened suit, claim or proceeding to enjoin or restrain any or all of the transactions contemplated herein or to nullify or render ineffective all or any part of such transactions if accomplished or alleging Damages in connection therewith.

               8.8 DELIVERY OF DOCUMENTS. At or before the Closing, MCSC and MTAC shall execute and deliver to BRITCO all other documents contemplated by this Agreement and such other documents as BRITCO or its counsel may reasonably require. Counsel for MCSC shall have delivered the opinion, addressed to the Stockholders, on and dated as of, the Closing Date, substantially in the form of EXHIBIT D.

          ARTICLE 9.0  TERMINATION.

               9.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the Stockholders of BRITCO:

                    (a) by mutual consent of the Boards of Directors of the MCSC and BRITCO; or

                    (b) by either MCSC or BRITCO if, without fault of such terminating party, the Agreement shall not have been consummated on or before December 12, 1997, unless extended by mutual written consent; or

                    (c) by MCSC if any condition to its obligations as set forth in Article 7.0 shall become incapable of fulfillment or have not been fulfilled prior to or on the Closing Date and shall not have been waived by MCSC in writing, or by BRITCO if any of the conditions to the obligations of BRITCO and the Stockholders set forth in Article 8.0 shall have become incapable of fulfillment or have not been fulfilled prior to or on the Closing Date and shall not have been waived by BRITCO in writing; provided that neither party may terminate this Agreement hereunder if it is in material breach of any of its representations, warranties, covenants or agreements in this Agreement; or

                    (d) by MCSC, pursuant to the terms of Section 2.3(b) hereof; or

                    (e) by MCSC, in the event of a material deterioration of the assets of BRITCO, in MCSC's sole discretion; or

                    (f) MCSC or BRITCO upon a material breach of a representation or warranty by the other or the failure to perform any covenant or agreement contained herein, if such breach or failure to perform shall not have been cured within fifteen (15) calendar days after receipt

AGREEMENT AND PLAN OF REORGANIZATION
PAGE 42


by the breaching party of notice of such breach from the non-breaching party.

               9.2 PROCEDURE AND EFFECT OF TERMINATION. In the event of termination and abandonment of the Agreement by MCSC or BRITCO pursuant to
Section 9.1, written notice thereof shall forthwith be given to the other and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto, except as set forth in Section 2.3(b) hereof. In the event MCSC elects to terminate this Agreement for any reason or purpose other than pursuant to Section 9.1(d) hereof, MCSC shall not be obligated to pay liquidated damages to BRITCO, the Stockholders or any Affiliate or Associate, successor, assign, heir or representative thereof. If this Agreement is terminated as provided herein, the obligations stated in this Section 9.2 and in Sections 5.4(b), 5.6, and 9.3 shall survive any such termination for the periods therein stated, if any. No termination of this Agreement under Section 9.1(f) for any reason or in any manner shall release, or be construed as so releasing, any party hereto from any liability or damage to the other party hereto arising out of, in connection with, or otherwise relating to, directly or indirectly, such party's material breach, such party's material default or such party's failure in performance of any of its material covenants, agreements, duties or obligations arising hereunder.

               9.3 PAYMENT OF EXPENSES AND TERMINATION. Other than as expressly provided elsewhere in this Agreement, whether or not the Agreement shall be consummated, all costs and expenses incurred in connection with this Agreement will be paid by the party incurring such expenses.

          ARTICLE 10.0  MISCELLANEOUS.

               10.1 FURTHER ASSURANCES. From time to time, and without further consideration, each of the parties hereto agrees to execute and deliver any and all further agreements, documents or instruments necessary to effectuate this Agreement, the Merger and the transactions referred to herein or contemplated hereby and to vest good, valid and marketable title to the assets transferred in connection herewith or reasonably requested by the other party to perfect or evidence its rights hereunder. Each party will promptly notify the other party of any information delivered to or obtained by such party which would prevent the consummation of the transactions contemplated by this Agreement, or would indicate a breach of the representations, warranties or covenants of any of the parties to this Agreement.

               10.2 NOTICES. Any notices hereunder shall be deemed sufficiently given by one party to another only if in writing and if and when delivered or tendered either in person or as of one (1) business day after sent by recognized overnight service for next day delivery, with all costs prepaid, or as of five (5) business days after deposit in the United States mail, registered or certified, with postage prepaid, addressed as follows:

AGREEMENT AND PLAN OF REORGANIZATION
PAGE 43


               If to MCSC or MTAC:

               Miami Computer Supply Corporation
               4750 Hempstead Station Drive
               Dayton, Ohio  45492
               Attention:  Michael E. Peppel, Chief Financial Officer

               and a copy to:

               Elias, Matz, Tiernan & Herrick L.L.P
               734 15th Street, N.W.
               12th Floor
               Washington, D.C.  20005
               Attention:  Jeffrey A. Koeppel, Esq.

               If to BRITCO:

               BRITCO, Inc.
               8179 Almeda Road
               Houston, Texas  77054
               Attn: Gretchen K. Ferguson, President

               and a copy to:

               William E. York, Esq.
               2000 Smith
               Houston, Texas  77002

               If to the Stockholders:

               Mrs. Gretchen K. Ferguson
               Mr. Charles L. Ferguson
               3604 Cason
               Houston, Texas  77005

               and a copy to:

               William E. York, Esq.
               2000 Smith
               Houston, Texas  77002

or to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section; provided, however, that a notice not given as above shall, if it is in writing, be deemed given if and when actually received by the party to whom it is required or permitted to be given.

AGREEMENT AND PLAN OF REORGANIZATION
PAGE 44


               10.3 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of Texas.

               10.4 SEVERABILITY. Should any term or provision or portion of such provision of this Agreement be invalid or unenforceable because of the scope thereof or the period covered thereby or otherwise, such term, provision or portion of such provision shall be deemed to be reduced and limited to enable MCSC or BRITCO or the Surviving Corporation to enforce it to the maximum extent permissible under the laws and public policies applied under the jurisdiction in which enforcement is sought. If any term or provision of this Agreement is held or deemed to be invalid or unenforceable, in whole or in part, by a court of competent jurisdiction, such term or provision shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement which shall be construed to preserve to the maximum permissible extent the intent and purposes of this Agreement. Any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such terms or provisions in any other jurisdiction.

               10.5 ENTIRE AGREEMENT; AMENDMENT. This Agreement (including the exhibits hereto and the lists, schedules and documents delivered pursuant hereto) is intended by the parties to and does constitute the entire agreement of the parties with respect to the transactions contemplated by this Agreement. This Agreement supersedes any and all prior understandings, written or oral, between the parties, including the non-binding letter of intent by and among MCSC and BRITCO dated as of September 12, 1997. If there is any question of interpretation or if there are or appear to be inconsistencies between this Agreement and any Schedule or Exhibit hereto the terms of this Agreement shall govern. This Agreement may not be amended, modified, waived, discharged or terminated orally, but only by an instrument in writing signed by an authorized executive officer of the party against which enforcement of the amendment, modification, waiver, discharge or termination is sought. No waiver of the breach of any provision or term of this Agreement shall be deemed or construed to be a waiver of other or subsequent breaches.

               10.6 ASSIGNMENT, ETC. Except for the assignment of certain rights under this Agreement by MCSC to its wholly-owned subsidiary MTAC, the rights and obligations of any of the parties to this Agreement may not be assigned without the prior written consent of the other parties to this Agreement, and any assignment made in violation of the foregoing shall be void and have no legal effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, assigns, heirs, executors and administrators, but nothing herein, express or implied, is intended to or shall confer any rights, remedies or benefits upon any person other than the parties hereto. All section headings used herein are for convenience and ease of reference only and do not constitute part of this Agreement and shall not be referred to for the purpose of defining, interpreting, construing or enforcing any of the provisions of this Agreement. All pronouns and variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the party or parties to this Agreement may require.

AGREEMENT AND PLAN OF REORGANIZATION
PAGE 45


               10.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          IN WITNESS WHEREOF, MCSC, MTAC, BRITCO and the Stockholders have caused this Agreement to be duly executed and delivered under seal, by their respective authorized officers, on the date first above written.

                              MIAMI COMPUTER SUPPLY CORPORATION

Witness:                           By: /s/ MICHAEL E. PEPPEL
          _____________________        _____________________________
          Thomas C. Winstel            Michael E. Peppel
          Secretary                    Vice President - Chief Financial Officer

Witness:  _____________________    MCSC TEXAS ACQUISITION
                                   CORPORATION
                                   (In Organization)

Witness:  _____________________    By: /s/ MICHAEL E. PEPPEL
                                       _____________________________
                                        Michael E. Peppel
                                        Vice President

                                   BRITCO, INC.

Witness:  /s/                      By:  /s/ GRETCHEN K. FERGUSON
          _____________________         _____________________________
                                        Gretchen K. Ferguson
                                        President

                                   STOCKHOLDERS:

Witness:  /s/                      By:  /s/ GRETCHEN K. FERGUSON
          _____________________         ______________________________
                                        Gretchen K. Ferguson

Witness:  /s/                      By:  /s/ CHARLES L. FERGUSON
          _____________________         ______________________________
                                        Charles L. Ferguson